                                                                     EXHIBIT 4.1


                             MOHAWK INDUSTRIES, INC.
                                   as Issuer,

                              6.50% Notes due 2007

                              7.20% Notes dues 2012


                                 _________________

                                    INDENTURE

                            Dated as of April 2, 2002

                                 _________________

                       Wachovia Bank, NATIONAL ASSOCIATION

                                   as Trustee

                                TABLE OF CONTENTS

                                                                           Page
                                                                           ----

ARTICLE I DEFINITIONS AND INCORPORATION BY REFERENCE ....................... 1

SECTION 1.1.      DEFINITIONS .............................................. 1
SECTION 1.2.      INCORPORATION BY REFERENCE OF TIA ........................ 11
SECTION 1.3.      RULES OF CONSTRUCTION .................................... 11

ARTICLE II THE SECURITIES .................................................. 12

SECTION 2.1.      FORM AND DATING; SERIES .................................. 12
SECTION 2.2.      EXECUTION AND AUTHENTICATION ............................. 13
SECTION 2.3.      REGISTRAR, PAYING AGENT AND DEPOSITARY ................... 14
SECTION 2.4.      PAYING AGENT TO HOLD MONEY IN TRUST ...................... 14
SECTION 2.5.      HOLDER LISTS ............................................. 14
SECTION 2.6.      TRANSFER AND EXCHANGE .................................... 15
SECTION 2.7.      REPLACEMENT NOTES ........................................ 31
SECTION 2.8.      OUTSTANDING NOTES ........................................ 32
SECTION 2.9.      TREASURY NOTES ........................................... 32
SECTION 2.10.     TEMPORARY NOTES .......................................... 32
SECTION 2.11.     CANCELLATION ............................................. 33
SECTION 2.12.     DEFAULTED INTEREST ....................................... 33
SECTION 2.13.     CUSIP NUMBERS ............................................ 34
SECTION 2.14.     ISSUANCE OF ADDITIONAL NOTES ............................. 34

ARTICLE III REDEMPTION ..................................................... 35

SECTION 3.1.      OPTIONAL REDEMPTION ...................................... 35
SECTION 3.2.      NOTICES TO TRUSTEE ....................................... 35
SECTION 3.3.      SELECTION OF NOTES TO BE REDEEMED ........................ 35
SECTION 3.4.      NOTICE OF REDEMPTION ..................................... 36
SECTION 3.5.      EFFECT OF NOTICE OF REDEMPTION ........................... 37
SECTION 3.6.      DEPOSIT OF REDEMPTION PRICE .............................. 37
SECTION 3.7.      NOTES REDEEMED IN PART ................................... 38
SECTION 3.8.      NO MANDATORY REDEMPTION .................................. 38

ARTICLE IV COVENANTS ....................................................... 38

SECTION 4.1.      PAYMENT OF NOTES ......................................... 38
SECTION 4.2.      MAINTENANCE OF OFFICE OR AGENCY .......................... 39

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
SECTION 4.3.      CORPORATE EXISTENCE ...................................... 39
SECTION 4.4.      PAYMENT OF TAXES AND OTHER CLAIMS ........................ 39
SECTION 4.5.      MAINTENANCE OF PROPERTIES ................................ 40
SECTION 4.6.      COMPLIANCE CERTIFICATE; NOTICE OF DEFAULT ................ 40
SECTION 4.7.      REPORTS .................................................. 41
SECTION 4.8.      WAIVER OF STAY, EXTENSION OR USURY LAWS .................. 42
SECTION 4.9.      LIMITATION ON LIENS ...................................... 42
SECTION 4.10.     LIMITATION ON SALE AND LEASE-BACK TRANSACTION ............ 44

ARTICLE V SUCCESSOR CORPORATION ............................................ 45

SECTION 5.1.      LIMITATION ON MERGER, SALE OR CONSOLIDATION .............. 45
SECTION 5.2.      SUCCESSOR CORPORATION SUBSTITUTED ........................ 46

ARTICLE VI EVENTS OF DEFAULT AND REMEDIES .................................. 46

SECTION 6.1.      EVENTS OF DEFAULT ........................................ 46
SECTION 6.2.      ACCELERATION OF MATURITY DATE; RESCISSION AND ANNULMENT .. 47
SECTION 6.3.      COLLECTION OF DEBT AND SUITS FOR ENFORCEMENT BY TRUSTEE .. 48
SECTION 6.4.      TRUSTEE MAY FILE PROOFS OF CLAIM ......................... 49
SECTION 6.5.      TRUSTEE MAY ENFORCE CLAIMS WITHOUT POSSESSION OF NOTES ... 50
SECTION 6.6.      PRIORITIES ............................................... 50
SECTION 6.7.      LIMITATION ON SUITS ...................................... 50
SECTION 6.8.      UNCONDITIONAL RIGHT OF HOLDERS TO RECEIVE PRINCIPAL,
                  PREMIUM AND INTEREST ..................................... 51
SECTION 6.9.      RIGHTS AND REMEDIES CUMULATIVE ........................... 52
SECTION 6.10.     DELAY OR OMISSION NOT WAIVER ............................. 52
SECTION 6.11.     CONTROL BY HOLDERS ....................................... 52
SECTION 6.12.     WAIVER OF EXISTING OR PAST DEFAULT                         52
SECTION 6.13.     UNDERTAKING FOR COSTS .................................... 53
SECTION 6.14.     RESTORATION OF RIGHTS AND REMEDIES ....................... 53

ARTICLE VII TRUSTEE ........................................................ 54

SECTION 7.1.      DUTIES OF TRUSTEE ........................................ 54
SECTION 7.2.      RIGHTS OF TRUSTEE ........................................ 55
SECTION 7.3.      INDIVIDUAL RIGHTS OF TRUSTEE ............................. 57

     SECTION 7.4.  TRUSTEE'S DISCLAIMER ..................................... 57
     SECTION 7.5.  NOTICE OF DEFAULT ........................................ 57
     SECTION 7.6.  REPORTS BY TRUSTEE TO HOLDERS ............................ 57
     SECTION 7.7.  COMPENSATION AND INDEMNITY ............................... 58
     SECTION 7.8.  REPLACEMENT OF TRUSTEE ................................... 59
     SECTION 7.9.  SUCCESSOR TRUSTEE BY MERGER, ETC. ........................ 60
     SECTION 7.10. ELIGIBILITY; DISQUALIFICATION ............................ 60
     SECTION 7.11. PREFERENTIAL COLLECTION OF CLAIMS AGAINST COMPANY. ....... 60

ARTICLE VIII LEGAL DEFEASANCE AND COVENANT DEFEASANCE ....................... 60

     SECTION 8.1.  OPTION TO EFFECT LEGAL DEFEASANCE OR COVENANT DEFEASANCE . 60
     SECTION 8.2.  LEGAL DEFEASANCE AND DISCHARGE ........................... 61
     SECTION 8.3.  COVENANT DEFEASANCE ...................................... 61
     SECTION 8.4.  CONDITIONS TO LEGAL OR COVENANT DEFEASANCE ............... 62
     SECTION 8.5.  DEPOSITED CASH AND U.S. GOVERNMENT OBLIGATIONS
                   TO BE HELD IN TRUST; OTHER MISCELLANEOUS PROVISIONS ...... 63
     SECTION 8.6.  REPAYMENT TO THE COMPANY ................................. 63
     SECTION 8.7.  REINSTATEMENT ............................................ 64

ARTICLE IX AMENDMENTS, SUPPLEMENTS AND WAIVERS .............................. 65

     SECTION 9.1.  SUPPLEMENTAL INDENTURES WITHOUT CONSENT OF HOLDERS ....... 65
     SECTION 9.2.  AMENDMENTS, SUPPLEMENTAL INDENTURES AND WAIVERS WITH
                   CONSENT OF HOLDERS ....................................... 66
     SECTION 9.3.  COMPLIANCE WITH TIA ...................................... 67
     SECTION 9.4.  REVOCATION AND EFFECT OF CONSENTS ........................ 67
     SECTION 9.5.  NOTATION ON OR EXCHANGE OF NOTES ......................... 68
     SECTION 9.6.  TRUSTEE TO SIGN AMENDMENTS, ETC. ......................... 68

ARTICLE X MISCELLANEOUS ..................................................... 69

     SECTION 10.1. TIA CONTROLS ............................................. 69
     SECTION 10.2. NOTICES .................................................. 69
     SECTION 10.3. COMMUNICATIONS BY HOLDERS WITH OTHER HOLDERS ............. 70

     SECTION 10.4.   CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT ....... 70
     SECTION 10.5.   STATEMENTS REQUIRED IN CERTIFICATE OR OPINION ............ 71
     SECTION 10.6.   RULES BY TRUSTEE, PAYING AGENT, REGISTRAR ................ 71
     SECTION 10.7.   LEGAL HOLIDAYS ........................................... 71
     SECTION 10.8.   GOVERNING LAW ............................................ 72
     SECTION 10.9.   NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS ............ 72
     SECTION 10.10.  NO RECOURSE AGAINST OTHERS ............................... 72
     SECTION 10.11.  SUCCESSORS ............................................... 73
     SECTION 10.12.  DUPLICATE ORIGINALS ...................................... 73
     SECTION 10.13.  SEVERABILITY ............................................. 73
     SECTION 10.14.  TABLE OF CONTENTS, HEADINGS, ETC. ........................ 73
     SECTION 10.15.  QUALIFICATION OF INDENTURE ............................... 73
     SECTION 10.16.  REGISTRATION RIGHTS ...................................... 74


EXHIBIT A .....................................................................  1

EXHIBIT B FORM OF CERTIFICATE OF TRANSFER .....................................  1

EXHIBIT C FORM OF CERTIFICATE OF EXCHANGE .....................................  1

EXHIBIT D FORM OF CERTIFICATE FROM ACQUIRING INSTITUTIONAL
           ACCREDITED INVESTOR ................................................  1

                              CROSS-REFERENCE TABLE

     TIA                                                      Indenture
   Section                                                     Section
   -------                                                     -------

310(a)(1) ...............................................        7.10
   (a)(2) ...............................................        7.10
   (a)(3) ...............................................        N.A.
   (a)(4) ...............................................        N.A.
   (a)(5) ...............................................        7.10
   (b) ..................................................        7.10
   (c) ..................................................        N.A.

311(a) ..................................................        7.11
   (b) ..................................................        7.11
   (c) ..................................................        N.A.

312(a) ..................................................         2.5
   (b) ..................................................        10.3
   (c) ..................................................        10.3

313(a) ..................................................         7.6
   (b)                                                            7.6
   (c)                                                            7.6
   (d) ..................................................        N.A.

314(a) .................................................. 4.6(a), 4.7
   (b)(1) ...............................................        N.A.
   (b)(2) ...............................................        N.A.
   (c)(1) ...............................................        N.A.
   (c)(2) ...............................................        10.4
   (c)(3) ...............................................        10.4
   (d) ..................................................        N.A.
   (e) ..................................................        10.5
   (f) ..................................................        N.A.

315(a) ..................................................        N.A.
   (b) ..................................................         7.5
   (c) ..................................................         7.1

     TIA                                                              Indenture
   Section                                                             Section
   -------                                                             -------

   (d) ..............................................................    7.1
   (e) ..............................................................   N.A.

316(a)(last sentence) ...............................................    2.9
   (a)(1)(A) ........................................................   N.A.
   (a)(1)(B) ........................................................   N.A.
   (a)(2) ...........................................................   N.A.
   (b) ..............................................................    6.8

317(a)(1) ...........................................................    6.5
   (a)(2) ...........................................................    6.4
   (b) ..............................................................    2.4

318(a) ..............................................................   N.A.
   (b) ..............................................................   N.A.
   (c) ..............................................................   10.1

__________

N.A. means Not Applicable
Note: This Cross-Reference Table shall not, for any purpose, be deemed to be a part of this Indenture.

                  INDENTURE, dated as of April 2, 2002, by and between Mohawk Industries, Inc., a Delaware corporation (the "Company"), and Wachovia Bank, National Association, as trustee (the "Trustee").

                  Each party hereto agrees as follows for the benefit of each other party and for the equal and ratable benefit of the Holders of the Company's 6.50% Series A Notes due 2007 (the "Series A Notes") and the Holders of the Company's 7.20% Series B Notes due 2012 (the "Series B Notes") and the classes of 6.50% Series C Notes due 2007 (the "Series C Notes") and 7.20% Series D Notes due 2012 (the "Series D Notes") to be respectively exchanged therefor:

                                   ARTICLE I

                   DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.1.      DEFINITIONS

         "144A Global Note" means one or more Global Notes bearing the Private Placement Legend that will be issued in an aggregate amount of denominations equal in total to the outstanding principal amount of the Notes sold in reliance on Rule 144A.

         "501 Global Note" means one or more Global Notes bearing the Private Placement Legend that will be issued in an aggregate amount of denominations equal in total to the outstanding principal amount of the Notes sold to Institutional Accredited Investors.

         "Acceleration Notice" shall have the meaning specified in Section 6.2.

         "Additional Notes" means additional Notes having identical terms and conditions to a series of Initial Notes that may be issued pursuant to this Indenture after the Issue Date, other than pursuant to an Exchange Offer or otherwise in exchange for or in replacement of outstanding Notes.

         "Affiliate" means any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company. For purposes of this definition, the term "control" means the power to direct the management and policies of a Person, directly or through one or more intermediaries, whether through the ownership of voting securities, by contract, or otherwise; provided, that with respect to ownership interest in the Company and its Subsidiaries, a Beneficial Owner of 10% or more of the total voting power normally entitled to vote in the election of directors, managers or trustees, as applicable, shall for such purposes be deemed to constitute control.

         "Agent" means any Registrar, Paying Agent or co-Registrar.

         "Applicable Procedures" means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and Clearstream that apply to such transfer or exchange at the relevant time.

         "Attributable Debt" means, on the date of any determination, the present value of the obligation of the lessee for Net Rental Payments during the remaining term of the lease included in a Sale and Lease-Back Transaction, including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value shall be calculated using a discount rate equal to the interest rate set forth or implicit in the terms of such lease or, if not practicable to determine such rate, the weighted average interest rate per annum borne by the Notes, in either case compounded semiannually.

         "Authentication Order" shall have the meaning specified in Section 2.2.

         "Bankruptcy Law" means Title 11, U.S. Code, or any similar Federal, state or foreign law for the relief of debtors.

         "Beneficial Owner" or "beneficial owner" for purposes of the definition of Affiliate has the meaning attributed to it in Rules 13d-3 and 13d-5 under the Exchange Act (as in effect on the Issue Date), whether or not applicable.

         "Board of Directors" means, with respect to any Person, the board of directors of such Person or any committee of the Board of Directors of such Person authorized, with respect to any particular matter, to exercise the power of the board of directors of such Person.

         "Board Resolution" means, with respect to any Person, a duly adopted resolution of the Board of Directors of such Person.

         "Broker-Dealer" means any broker-dealer that receives Exchange Notes for its own account in the Exchange Offer in exchange for Notes that were acquired by such broker-dealer as a result of market-making or other trading activities.

         "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York, New York are authorized or obligated by law or executive order to close.

         "Cash" or "cash" means such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public or private debts.

         "Clearstream" means Clearstream Banking S.A., or its successors.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Company" means the party named as such in this Indenture until a successor replaces it pursuant to this Indenture, and thereafter means such successor.

         "Consolidated Net Tangible Assets" means, on the date of any determination, the aggregate amount of assets, less applicable reserves and other properly deductible items, after deducting from that net amount:

         (a)      all current liabilities; and

         (b) all goodwill, trademarks, trade names, patents, unamortized debt-discount and other like intangibles.

in each case as set forth on the most recently available consolidated balance sheet of the Company and the Consolidated Subsidiaries, in accordance with GAAP.

         "Consolidated Subsidiary" means a Subsidiary of the Company, except a Subsidiary of the Company that neither transacts any substantial portion of its business nor regularly maintains any substantial portion of its fixed assets within the United States, whose financial statements are consolidated with those of the Company in accordance with GAAP.

         "Corporate Trust Office" means the principal office of the Trustee at which at any time its corporate trust business shall be administered, which office at the date hereof is located at 12 East 49/th/ Street, 37/th/ Floor, New York, New York 10017, Attention: Corporate Trust Administration, or such other address as the Trustee may designate from time to time by notice to the Holders and the Company, or the principal corporate trust office of any successor Trustee (or such other address as a successor Trustee may designate from time to time by notice to the Holders and the Company), in either case which shall be located in the Borough of Manhattan, The City of New York.

         "Covenant Defeasance" shall have the meaning specified in Section 8.3.

         "Custodian" means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.

         "Debt" means, at any time, all obligations of the Company and each Consolidated Subsidiary, to the extent such obligations would appear as a liability upon the consolidated balance sheet of the Company and the Consolidated Subsidiaries, in accordance with GAAP, (1) for borrowed money, (2) evidenced by bonds, debentures, notes or other similar instruments, and (3) in respect of any letters of credit supporting any Debt of others, and all guarantees by the Company or any Consolidated Subsidiary of Debt of others.

         "Default" means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

         "Defaulted Interest" shall have the meaning specified in Section 2.12.

         "Definitive Notes" means one or more certificated Notes due 2007 or Notes due 2012 registered in the name of the Holder thereof and issued in accordance with Section 2.6 hereof, in the form of Exhibit A/1 and Exhibit A/2, respectively, except that such Note shall not include the information called for by footnotes 3, 4 and 8 thereof.

         "Depositary" means, with respect to the Notes issuable or issued in whole or in part in global form, the person specified in Section 2.3 as the Depositary with respect to the Notes, until a successor shall have been appointed and become such pursuant to the applicable provision of this Indenture, and, thereafter, "Depositary" shall mean or include such successor.

         "Distribution Compliance Period" means the 40-day restricted period, as defined in Rule 903(b)(3) under the Securities Act.

         "DTC" shall have the meaning specified in Section 2.3.

         "Euroclear" means Euroclear Bank S.A/N.V., or its successor, as operator of the Euroclear system.

         "Event of Default" shall have the meaning specified in Section 6.1.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

         "Exchange and Registration Rights Agreement" means the Exchange and Registration Rights Agreement, dated as of the Issue Date, by and among the Company and the other parties named on the signature pages thereof, as such agreement may be amended, modified or supplemented from time to time.

         "Exchange Notes" means, collectively, the Series C Notes issued in exchange for Series A Notes and the Series D Notes issued in exchange for Series B Notes, in each case pursuant to an Exchange Offer, or, where the context so requires, the Series C Notes or the Series D Notes, individually.

         "Exchange Offer" means an offer that may be made by the Company pursuant to the Exchange and Registration Rights Agreement to exchange Series C Notes and Series D Notes for Series A Notes and Series B Notes, respectively.

         "Exchange Offer Registration Statement" shall have the meaning set forth in the Exchange and Registration Rights Agreement.

         "Funded Debt" means (1) all Debt for money borrowed having a maturity of more than 12 months from the date as of which the determination is made or having a maturity of 12 months or less but by its terms being renewable or extendible beyond 12 months from such date at the option of the borrower (excluding any amount thereof included in current liabilities) and (2) all rental obligations payable more than 12 months from such date under leases that are capitalized in accordance with GAAP (such rental obligations to be included as Funded Debt at the amount so capitalized).

         "GAAP" means United States generally accepted accounting principles as in effect on the Issue Date as set forth in (1) the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants, (2) statements and pronouncements of the Financial Accounting Standards Board, (3) such other statements by such other entity as approved by a significant segment of the accounting profession in the United States and (4) the rules and regulations of the SEC governing the inclusion of financial statements (including pro forma financial statements) in periodic reports required to be filed pursuant to Section 13 of the Exchange Act, including opinions and pronouncements in staff accounting bulletins and similar written statements from the accounting staff of the SEC. All ratios and computations based on GAAP contained in this Indenture shall be computed in conformity with GAAP.

         "Global Notes" means one or more Notes due 2007 or Notes due 2012 in the form of Exhibit A/1 and Exhibit A/2, respectively, that includes the information referred to in footnotes 3, 4 and 8 to the form of such Note, issued under this Indenture, that is deposited with or on behalf of and registered in the name of the Depositary or its nominee.

         "Global Note Legend" means the legend set forth in Section 2.6(g)(2), which is required to be placed on all Global Notes issued under this Indenture.

         "Holder" or "Securityholder" means the Person in whose name a Note is registered on the Registrar's books.

         "incur" means to, directly or indirectly, issue, assume, guaranty, incur, become directly or indirectly liable with respect to (including as a result of an acquisition (by way of merger, consolidation or otherwise)), or otherwise become responsible for, contingently or otherwise.

         "Indenture" means this Indenture, as amended or supplemented from time to time in accordance with the terms hereof.

         "Indirect Participant" means any entity that, with respect to DTC, clears through or maintains a direct or indirect, custodial relationship with a Participant.

         "Initial Notes" means, collectively, the Series A Notes and the Series B Notes, each, as supplemented from time to time in accordance with the terms hereof, issued under this Indenture that contain the information referred to in footnotes 6 and 7 to the form of Note with respect thereto attached hereto as Exhibit A/1 and Exhibit A/2, respectively, or, where the context so requires, the Series A Notes or the Series B Notes, individually.

         "Initial Purchasers" means the purchasers named in Schedule I to the Purchase Agreement.

         "Institutional Accredited Investor" means an institution that is an "accredited investor" as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act, who is not also a QIB.

         "Interest Payment Date" means the stated due date of an installment of interest on the Notes.

         "Issue Date" means the date of first issuance of the Notes under this Indenture.

         "Legal Defeasance" shall have the meaning specified in Section 8.2.

         "Legal Holiday" shall have the meaning specified in Section 10.7.

         "Lien" means any mortgage, pledge, hypothecation, encumbrance, security interest, statutory or other lien, or preference, priority or other security or similar agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing).

         "Maturity Date" means, when used with respect to any Note, the date specified on such Note as the fixed date on which the final installment of principal of such Note is due and payable (in the absence of any acceleration thereof pursuant to the provisions of this Indenture regarding acceleration of
Debt).

         "Moody's" means Moody's Investors Service, Inc. and its successors.

         "Net Proceeds" means, with respect to a Sale and Lease-Back Transaction, the aggregate amount of cash or cash equivalents received by the Company or a Consolidated Subsidiary, less the sum of all payments, fees, commissions and expenses incurred in connection with such Sale and Lease-Back Transaction, and less the amount (estimated reasonably and in good faith by the Company) of income, franchise, sales and other applicable taxes required to be paid by the Company or any Consolidated Subsidiary in connection with such Sale and Lease-Back Transaction in the taxable year that such Sale and Lease-Back Transaction is consummated or in the immediately succeeding taxable year, the computation of which shall take into account the reduction in tax liability resulting from any available operating losses and net operating loss carryovers, tax credits and tax credit carryforwards, and similar tax attributes.

         "Net Rental Payments" means, under any lease of any period, the total amount of rent payable by the lessee after excluding amounts required to be paid on account of maintenance and repairs, insurance, taxes, assessments, water rates and similar charges.

         "Notes" means, collectively (i) the Initial Notes, (ii) the Exchange Notes, when and if issued as provided in the Exchange and Registration Rights Agreement, and (iii) the Additional Notes, or, where the context so requires, a series of Notes, individually.

         "Notes due 2007" means the Series A Notes and the Series C Notes, collectively.

         "Notes due 2012" means the Series B Notes and the Series D Notes, collectively.

         "Officer" means the Chief Executive Officer, the President, any Vice President, the Chief Financial Officer, the Treasurer, the Controller, or the Secretary of the Company.

         "Officers' Certificate" means a certificate signed by two Officers or by an Officer and an Assistant Secretary of the Company and otherwise complying with the requirements of Sections 10.4 and 10.5.

         "Opinion of Counsel" means a written opinion from legal counsel who is reasonably acceptable to the Trustee complying with the requirements of Sections
10.4 and 10.5.

         "Participant" means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively (and, with respect to The Depository Trust Company, shall include Euroclear and Clearstream).

         "Paying Agent" shall have the meaning specified in Section 2.3.

         "Person" or "person" means any corporation, individual, limited liability company, joint stock company, joint venture, partnership, unincorporated association, governmental regulatory entity, country, state or political subdivision thereof, trust, municipality or other entity.

         "Private Placement Legend" means the legend set forth in Section 2.6(g)(1) to be placed on all Notes issued under this Indenture except where specifically stated otherwise by the provisions of this Indenture.

         "principal" of any Debt means the principal amount of such Debt as of any date of determination.

         "Principal Property" means any mill, manufacturing plant, warehouse or other similar facility or any parcel of real estate or group of contiguous parcels of real estate owned or leased by the Company or any Consolidated Subsidiary on the Issue Date or is thereafter acquired or leased by the Company or any Consolidated Subsidiary and that is located within the United States and the gross book value, without deduction of any depreciation reserves, of which on the date as of which the determination is being made exceeds 1% of Consolidated Net Tangible Assets.

         "Purchase Agreement" means the Purchase Agreement, dated March 25, 2002, by and among the Company and the Initial Purchasers, as such agreement may be amended, modified or supplemented from time to time in accordance with the terms thereof.

         "QIB" means a "qualified institutional buyer" as defined in Rule 144A.

         "Record Date" means a record date specified in the Notes whether or not such record date is a Business Day, or, if applicable, as specified in Section 2.12.

         "Redemption Date," when used with respect to any Notes due 2007 or any Notes due 2012 to be redeemed, means the date fixed for such redemption pursuant to Article III of this Indenture and Section 5 in the form of Note with respect thereto attached hereto as Exhibit A/1 and Exhibit A/2, respectively.

         "Redemption Price," when used with respect to any Note due 2007 or any Note due 2012 to be redeemed, means the redemption price for such redemption pursuant to Section 5 in the form of Note with respect thereto attached hereto as Exhibit A/1 and Exhibit A/2, respectively.

         "Reg S Permanent Global Note" means one or more permanent Global Notes bearing the Private Placement Legend, that will be issued in an aggregate amount of denominations equal in total to the outstanding principal amount of the Reg S Temporary Global Note upon expiration of the Distribution Compliance Period.

         "Reg S Temporary Global Note" means one or more temporary Global Notes bearing the Private Placement Legend and the Reg S Temporary Global Note Legend, issued in an aggregate amount of denominations equal in total to the outstanding principal amount of the Notes initially sold in reliance on Rule 903 of Regulation S.

         "Reg S Temporary Global Note Legend" means the legend set forth in
Section 2.6(g)(3), which is required to be placed on all Reg S Temporary Global Notes issued under this Indenture.

         "Registrar" shall have the meaning specified in Section 2.3.

         "Regulation S" means Regulation S promulgated under the Securities Act, as it may be amended from time to time, and any successor provision thereto.

         "Regulation S-X" means Regulation S-X promulgated under the Securities Act, as it may be amended from time to time, and any successor provision thereto.

         "Regulation S Global Note" means a Reg S Temporary Global Note or a Reg S Permanent Global Note, as the case may be.

         "Restricted Definitive Note" means one or more Definitive Notes bearing the Private Placement Legend, issued under this Indenture.

         "Restricted Global Note" means one or more Global Notes bearing the Private Placement Legend, issued under this Indenture; provided, that in no case shall an Exchange Note issued in accordance with this Indenture and the terms of the Exchange and Registration Rights Agreement be a Restricted Global Note.

         "Restricted Note" means a Note, unless or until it has been (i) effectively registered under the Securities Act and disposed of in accordance with the registration statement covering it or (ii) distributed to the public pursuant to Rule 144 (or any similar provision then in force) under the Securities Act; provided, that in no case shall an Exchange Note issued in accordance with this Indenture and the terms and provisions of the Exchange and Registration Rights Agreement be a Restricted Note.

         "Rule 144A" means Rule 144A promulgated under the Securities Act, as it may be amended from time to time, and any successor provision thereto.

         "S&P" means Standard & Poor's, a division of The McGraw-Hill Companies, and its successors.

         "Sale and Lease-Back Transaction" means any arrangement whereby the Company or any of its Subsidiaries has sold or transferred, or will sell or transfer, property and has or will take back a lease pursuant to which the rental payments are calculated to amortize the purchase price of the property substantially over the useful life of such property.

         "SEC" means the Securities and Exchange Commission.

         "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

         "Securities Custodian" means the Trustee, as custodian with respect to the Notes in global form, or any successor entity thereto.

         "Shelf Registration Statement" shall have the meaning set forth in the Exchange and Registration Rights Agreement.

         "Special Interest " means all special interest then owing pursuant to the Exchange and Registration Rights Agreement.

         "Special Record Date" for payment of any Defaulted Interest means a date fixed by the Trustee pursuant to Section 2.12.

         "Stated Maturity," when used with respect to (i) any Notes due 2007, means April 15, 2007, and (ii) any Notes due 2012, means April 15, 2012.

         "Subsidiary" means a corporation, a majority of the outstanding voting stock of which is owned, directly or indirectly, by the Company and/or by one or more of its other Subsidiaries, a partnership in which the Company or a Subsidiary of the Company is, at the time, a general partner, and any other entity in which the Company and/or one of its Subsidiaries, directly or indirectly, has a majority ownership interest.

         "TIA" means the Trust Indenture Act of 1939, as amended, (15 U.S. Code
(S)(S) 77aaa-77bbbb) as in effect on the date of the execution of this Indenture, except as provided in Section 9.3.

         "Transfer Restricted Notes" means Global Notes and Definitive Notes that bear or are required to bear the Private Placement Legend, issued under this Indenture.

         "Trustee" means the party named as such in this Indenture until a successor replaces it in accordance with the provisions of this Indenture and thereafter means such successor.

         "Trust Officer" means, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person's knowledge of and familiarity with the particular subject.

         "Unrestricted Definitive Note" means one or more Definitive Notes that do not bear and are not required to bear the Private Placement Legend, issued under this Indenture.

         "Unrestricted Global Note" means one or more permanent Global Notes representing a series of Notes that does not bear and is not required to bear the Private Placement Legend, issued under this Indenture.

         "U.S. Government Obligations" means direct non-callable obligations of, or noncallable obligations guaranteed by, the United States of America for the payment of which obligation or guarantee the full faith and credit of the United States of America is pledged.

SECTION 1.2.      INCORPORATION BY REFERENCE OF TIA

                  Whenever this Indenture refers to a provision of the TIA, such provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

                  "Commission" means the SEC.

                  "indenture securities" means the Notes.

                  "indenture securityholder" means a Holder or a Securityholder.

                  "indenture to be qualified" means this Indenture.

                  "indenture trustee" or "institutional trustee" means the Trustee.

                  "obligor" on the indenture securities means the Company and any other obligor on the Notes.

                  All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule and not otherwise defined herein have the TIA meanings assigned to them thereby.

SECTION 1.3.      RULES OF CONSTRUCTION

                  Unless the context otherwise requires:

                  (1) a term has the meaning assigned to it;

                  (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

                  (3) "or" is not exclusive;

                  (4) "including" means including, without limitation;

                  (5) words in the singular include the plural, and words in the plural include the singular;

                  (6) provisions apply to successive events and transactions;

                  (7) "herein," "hereof" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision; and

                  (8) references to Sections or Articles means reference to such Section or Article in this Indenture, unless stated otherwise.

                                   ARTICLE II

                                 THE SECURITIES

SECTION 2.1.      FORM AND DATING; SERIES

         (a) General. The Notes due 2007 and the related Trustee's certificate
             -------
of authentication shall be substantially in the form of Exhibit A/1. The Notes due 2012 and the related Trustee's certificate of authentication shall be substantially in the form of Exhibit A/2. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Note shall be dated the date of its authentication. The Notes shall be in denominations of $1,000 and integral multiples thereof.

         The Notes may be issued in the series and on the terms set forth therein and in this Indenture. The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture, and the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

        (b)    Global Notes. Notes due 2007 and Notes due 2012 issued in global
               ------------
form shall be substantially in the form of Exhibit A/1 and Exhibit A/2, respectively (including the Global Note Legend thereon and the "Schedule of Exchanges of Interests in the Global Note" attached thereto). Notes due 2007 and Notes due 2012 issued in definitive form shall be substantially in the form of Exhibit A/1 and Exhibit A/2, respectively (but without the Global Note Legend thereon and without the "Schedule of Exchanges of Interests in the Global Note" attached thereto). Each Global Note shall represent such of the outstanding Notes of a particular series as shall be specified therein and each shall provide that it shall represent the aggregate principal amount of such outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of such outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes of the series represented thereby shall be made by the Trustee or the Securities Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.6 hereof.

        (c)    Euroclear and Clearstream Procedures Applicable. The provisions
               -----------------------------------------------
of the "Operating Procedures of the Euroclear System" and "Terms and Conditions Governing Use of Euroclear" and the "General Terms and Conditions of Clearstream Banking" and "Customer Handbook" of Clearstream in effect at the relevant time shall be applicable to transfers of beneficial interests in the Regulation S Global Notes that are held by Participants through Euroclear or Clearstream Bank.

SECTION 2.2.      EXECUTION AND AUTHENTICATION

        Two Officers shall sign the Notes for the Company by manual or facsimile signature. In the case of Definitive Notes, such signatures may be imprinted or otherwise reproduced on such Notes. If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid. A Note shall not be valid until authenticated by the manual or facsimile signature of the Trustee. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture. The Trustee shall, upon a written order of the Company signed by an Officer (an "Authentication Order"), authenticate Notes for issuance up to the aggregate principal amount stated in such Authentication Order. The aggregate principal amount of Notes that may be authenticated and delivered under this Indenture is unlimited; provided, that Notes authenticated for issuance on the Issue Date shall not exceed $700,000,000 in aggregate principal amount. The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Company.

SECTION 2.3.         REGISTRAR, PAYING AGENT AND DEPOSITARY

                  The Company shall maintain an office or agency in the Borough of Manhattan, The City of New York, where Notes may be presented for registration of transfer or for exchange ("Registrar") and an office or agency where Notes may be presented for payment ("Paying Agent"). The Registrar shall keep a register of each series of Notes and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents. The term "Registrar" includes any co-registrar and the term "Paying Agent" includes any additional paying agent. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain an entity other than the Trustee as either Registrar or Paying Agent, the Trustee shall act as such. The Company or any of its Subsidiaries may act as Paying Agent or Registrar. The Company initially appoints The Depository Trust Company ("DTC") to act as Depositary with respect to the Global Notes. The Company initially appoints the Trustee to act as Registrar and Paying Agent and to act as Securities Custodian with respect to the Global Notes.

SECTION 2.4.         PAYING AGENT TO HOLD MONEY IN TRUST

                  The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders of a series of Notes or the Trustee all money held by the Paying Agent for the payment of principal, premium or Special Interest, if any, or interest on such series of Notes and will notify the Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary) shall have no further liability for the money. If the Company or a Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders of a series of Notes all money held by it as Paying Agent with respect to such series of Notes. Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee shall serve as Paying Agent for the Notes.

SECTION 2.5.         HOLDER LISTS

                  The Trustee shall preserve, in as current a form as is reasonably practicable, the most recent list available to it of the names and addresses of all Holders of each series of Notes, by series, and shall otherwise comply with TIA (S)312(a). If the Trustee is not the Registrar, the Company shall furnish, or shall cause the Registrar (if other than the Company) to furnish, to the Trustee at least seven Business Days before each Interest Payment Date with respect to a series of Notes and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of such series, and the Company shall otherwise comply with TIA
(S)312(a).

SECTION 2.6.         TRANSFER AND EXCHANGE

                 All of the provisions of this Section 2.6 shall apply to each series of Notes individually.

                 (a) Transfer and Exchange of Global Notes. A Global Note may
                     -------------------------------------
not be transferred except as a whole by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Notes will be exchanged by the Company for Definitive Notes if (i) the Company delivers to the Trustee notice from the Depositary that (x) the Depositary is unwilling or unable to continue to act as Depositary for the Global Notes and the Company thereupon fails to appoint a successor Depositary within 90 days or
(y) the Depositary is no longer a clearing agency registered under the Exchange Act, (ii) the Company, in its sole discretion, determines that the Global Notes (in whole but not in part) should be exchanged for Definitive Notes and delivers a written notice to such effect to the Trustee or (iii) upon request of the Trustee or Holders of a majority of the aggregate principal amount of outstanding Notes if there shall have occurred and be continuing a Default or Event of Default with respect to the Notes; provided, that the Reg S Temporary Global Note shall be exchanged by the Company for Definitive Notes prior to the expiration of the Distribution Compliance Period only as set forth in Section 2.6(c)(4). Upon the occurrence of any of the preceding events in (i), (ii) or
(iii) above, Definitive Notes shall be issued in such names as the Depositary shall instruct the Trustee. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.7 and 2.10 hereof. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.6 or Section 2.7 or 2.10 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note. A Global Note may not be exchanged for another Note other than as provided in this Section 2.6(a), however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.6(b), (c) or (f) hereof.

                 (b) Transfer and Exchange of Beneficial Interests in the Global
                     -----------------------------------------------------------
Notes. The transfer and exchange of beneficial interests in the Global Notes
-----
shall be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Notes shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the

Securities Act. Transfers of beneficial interests in the Global Notes also shall require compliance with either subparagraph (1) or (2) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

          (1) Transfer of Beneficial Interests in the Same Global Note.
              --------------------------------------------------------
       Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend; provided, however, that prior to the expiration of the Distribution Compliance Period, transfers of beneficial interests in the Reg S Temporary Global Note may not be made to a U.S. person (as such term is defined in Regulation S) or for the account or benefit of a U.S. person (other than an Initial Purchaser), except as permitted by Regulation S. Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.6(b)(1), but the Company or the Trustee may request an opinion of counsel.

          (2) All Other Transfers and Exchanges of Beneficial Interests
              ---------------------------------------------------------
       in Global Notes (including for Definitive Notes). In connection with all
       -----------------------------------------------
       transfers and exchanges of beneficial interests that are not subject to
       Section 2.6(b)(1) above, the transferor of such beneficial interest must deliver to the Registrar either (A) (1) an order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase or (B) (1) an order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive
       Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (B)(1) above; provided, that Definitive Notes shall be issued upon the transfer or exchange of beneficial interests in the Reg S Temporary Global Note prior to the expiration of the Distribution Compliance Period only as set forth in Section 2.6(c)(4). Upon consummation of an Exchange Offer by the Company in accordance with Section 2.6(f) hereof, the requirements of this Section 2.6(b)(2) shall be deemed to have been satisfied upon receipt by the Registrar of the instructions contained in the Letter of Transmittal delivered by the Holder of such beneficial interests in the

          Restricted Global Notes. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.6(h) hereof.

                 (3)   Transfer of Beneficial Interests to Another Restricted
                       ------------------------------------------------------
          Global Note. A beneficial interest in any Restricted Global Note may
          -----------
          be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.6(b)(2) above and the Registrar receives the following:

                       (A) if the transferee will take delivery in the form of a beneficial interest in the 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

                       (B) if the transferee will take delivery in the form of a beneficial interest in the 501 Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (3)(d) thereof; or

                       (C) if the transferee will take delivery in the form of a beneficial interest in the Reg S Temporary Global Note or the Reg S Permanent Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof.

                 (4)   Transfer and Exchange of Beneficial Interests in a
                       --------------------------------------------------
          Restricted Global Note for Beneficial Interests in an Unrestricted
          ------------------------------------------------------------------
          Global Note. A beneficial interest in any Restricted Global Note
          -----------
          may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an the requirements of Section 2.6(b)(2) above and:

                       (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Exchange and Registration Rights Agreement and Section 2.6(f) hereof, and the holder of the beneficial interest to be transferred, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a Broker-Dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

                     (B) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Exchange and Registration Rights Agreement and a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, is delivered by the transferor;

                     (C) such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Exchange and Registration Rights Agreement and a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, is delivered by the transferor; or

                     (D) the Registrar receives the following: (1) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof; or (2) if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof; and, in each such case set forth in this subparagraph (D), an Opinion of Counsel in form, and from legal counsel, reasonably acceptable to the Registrar and the Company to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

                  If any such transfer is effected pursuant to subparagraph (B) or (D) above at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.2 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to subparagraph (B) or (D) above. Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

                     (c)    Transfer and Exchange of Beneficial Interests for
                            -------------------------------------------------
Definitive Notes. Transfer and exchange of beneficial interests in the Global
----------------
Notes for Definitive Notes shall be made subject to compliance with this Section 2.6(c), and the requesting Holder shall provide any certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.6(c). Upon receipt of such applicable documentation, the Trustee shall cause the aggregate principal amount of the applicable Restricted Global Note or Unrestricted Global Note, as applicable, to be reduced accordingly pursuant to Section 2.6 (h) hereof, and the Company shall execute and, upon receipt of an Authentication Order pursuant to Section 2.2, the Trustee shall authenticate and deliver to the Person designated in the instructions a Restricted Definitive Note or an Unrestricted Definitive Note, as applicable, in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest in a Global Note pursuant to this Section 2.6(c) shall be registered in such name or names and in such authorized denomination or denominations as the Holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Definitive Notes are so registered.

                            (1) Beneficial Interests in Restricted Global Notes
                                -----------------------------------------------
         to Restricted Definitive Notes. If any holder of a beneficial interest
         ------------------------------
         in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon receipt by the Registrar of the following documentation:

                                (A) if the holder of such beneficial interest in
                  a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (2)(a) thereof;

                                (B) if such beneficial interest is being
                  transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

                                (C) if such beneficial interest is being
                  transferred to a Non-U.S. Person (as such term is defined in Regulation S) in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

                  (D) if such beneficial interest is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) and (C) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3)(d) thereof, if applicable; or

                  (E) if such beneficial interest is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certification in item (3)(b) thereof.

Any Restricted Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.6(c)(1) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

            (2)   Beneficial Interests in Restricted Global Notes to
                  --------------------------------------------------
       Unrestricted Definitive Notes. A holder of a beneficial interest in a
       -----------------------------
       Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only if:

                  (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Exchange and Registration Rights Agreement and Section 2.6(f) hereof, and the holder of such beneficial interest, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a Broker-Dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

                  (B) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Exchange and Registration Rights Agreement and a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, is delivered by the transferor;

                  (C) such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Exchange and Registration Rights Agreement and a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, is delivered by the transferor; or

                    (D) the Registrar receives the following: (1) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof; or (2) if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof; and, in each such case set forth in this subparagraph (D), an Opinion of Counsel in form, and from legal counsel, reasonably acceptable to the Registrar and the Company to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a Restricted Definitive Note.

                 (3)   Beneficial Interests in Unrestricted Global Notes to
                       ----------------------------------------------------
      Unrestricted Definitive Notes. If any holder of a beneficial interest in
      -----------------------------
      an Unrestricted Global Note proposes to exchange such beneficial interest for an Unrestricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note, then such holder shall satisfy the applicable conditions set forth in Section 2.6(b)(2) hereof. Any Unrestricted Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.6(c)(3) shall not bear the Private Placement Legend.

                 (4)   Transfer or Exchange of Reg S Temporary Global Notes.
                       ----------------------------------------------------
      Notwithstanding the other provisions of this Section 2.6, a beneficial interest in the Reg S Temporary Global Note may not be (A) exchanged for a Definitive Note prior to (x) the expiration of the Distribution Compliance Period (unless such exchange is approved by the Company, does not require an investment decision on the part of the Holder thereof and does not violate the provisions of Regulation S) and (y) the receipt by the Registrar of any certificates identified by the Company or its counsel to be required pursuant to Rule 903(b)(3)(ii)(B) under the Securities Act or
      (B) transferred to a Person who takes delivery thereof in the form of a Definitive Note prior to the events set forth in clause (A) above or unless the transfer is pursuant to an exemption from the registration requirements of the Securities Act other than Rule 903 or Rule 904.

                 (d) Transfer and Exchange of Definitive Notes for Beneficial
                     --------------------------------------------------------
Interests. Transfer and exchange of Definitive Notes for beneficial interests in
---------
the Global Notes shall be made subject to compliance with this Section 2.6(d), and the requesting Holder shall provide any certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.6(d). Upon receipt from such Holder of such applicable documentation and the surrender to the Registrar of the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar, duly executed by such Holder or by its attorney, duly authorized in writing, the Registrar shall register the transfer or exchange of the Definitive Notes. The Trustee shall cancel such Definitive Notes so surrendered and cause the aggregate principal amount of the applicable Restricted Global Note or Unrestricted Global Note, as applicable, to be increased accordingly pursuant to Section 2.6(h) hereof.

                    (1)     Restricted Definitive Notes to Beneficial Interests
                            ---------------------------------------------------
         in Restricted Global Notes. If any Holder of a Restricted Definitive
         --------------------------
         Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

                            (A) if the Holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (2)(b) thereof;

                            (B) if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

                            (C) if such Restricted Definitive Note is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof; or

                            (D) if such Restricted Definitive Note is being transferred to an Institutional Accredited Investor in accordance with Regulation D under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(d) thereof;

the Trustee shall cancel the Restricted Definitive Note and increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the appropriate Restricted Global Note, in the case of clause (B) above, the 144A Global Note, in the case of clause (C) above, the Regulation S Global Note and in the case of clause (D) above, the 501 Global Note.

                 (2)   Restricted Definitive Notes to Beneficial Interests in
                       ------------------------------------------------------
      Unrestricted Global Notes. A Holder of a Restricted Definitive Note may
      -------------------------
      exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if:

                       (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Exchange and Registration Rights Agreement and Section 2.6(f) hereof, and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a Broker-Dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

                       (B) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Exchange and Registration Rights Agreement and a certificate to the effect set forth in Exhibit B hereto, including the certifications in item
            (3)(c) thereof, is delivered by the transferor;

                       (C) such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Exchange and Registration Rights Agreement and a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, is delivered by the transferor; or

                       (D) the Registrar receives the following: (1) if the Holder of such Restricted Definitive Notes proposes to exchange such Notes for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(c) thereof; or (2) if the Holder of such Restricted Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof; and, in each such case set forth in this subparagraph (D), an Opinion of Counsel in form, and from legal counsel, reasonably acceptable to the Registrar and the Company to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

                        (3) Unrestricted Definitive Notes to Beneficial
                            -------------------------------------------
         Interests in Unrestricted Global Notes. A Holder of an Unrestricted
         --------------------------------------
         Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time.

If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to subparagraphs (2)(B), (2)(D) or (3) of this Section 2.6(d) at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.2 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.

                  (e)   Transfer and Exchange of Definitive Notes for Definitive
                        --------------------------------------------------------
Notes. Upon request by a Holder of Definitive Notes and such Holder's compliance
-----
with the provisions of this Section 2.6(e), the Registrar shall register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. The Trustee shall cancel any such Definitive Notes so surrendered, and the Company shall execute and, upon receipt of an Authentication Order pursuant to Section 2.2, the Trustee shall authenticate and deliver to the Person designated in the instructions a Restricted Definitive Note or an Unrestricted Definitive Note, as applicable, in the appropriate principal amount. Any Definitive Note issued pursuant to this
Section 2.6(c) shall be registered in such name or names and in such authorized denomination or denominations as the Holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Definitive Notes are so registered. In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.6(e).

                        (1) Restricted Definitive Notes to Restricted Definitive
                            ----------------------------------------------------
         Notes. Any Restricted Definitive Note may be transferred to and
         -----
registered in the name of

       Persons who take delivery thereof in the form of a Restricted Definitive
       Note if the Registrar receives the following:

                            (A)    if the transfer will be made to a QIB
              pursuant to Rule 144A under the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

                            (B) if the transfer will be made pursuant to Rule 903 or Rule 904, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item
              (2) thereof;

                            (C)    if such beneficial interest is being
              transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (A) and (B) above, then the transferor must deliver a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3)(d) thereof, if applicable; or

                            (D)    if such beneficial interest is being
              transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certification in item (3)(b) thereof, must be delivered by the transferor.

                     (2)    Restricted Definitive Notes to Unrestricted
                            -------------------------------------------
       Definitive Notes. Any Restricted Definitive Note may be exchanged by the
       ----------------
       Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if:

                            (A)    such exchange or transfer is effected
              pursuant to the Exchange Offer in accordance with the Exchange and Registration Rights Agreement and Section 2.6(f) hereof, and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a Broker-Dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

                            (B) any such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Exchange and Registration Rights Agreement and a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, is delivered by the transferor;

                    (C) any such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Exchange and Registration Rights Agreement and a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, is delivered by the transferor; or

                    (D) the Registrar receives the following: (1) if the Holder of such Restricted Definitive Notes proposes to exchange such Notes for an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item
          (1)(d) thereof; or (2) if the Holder of such Restricted Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof; and, in each such case set forth in this subparagraph (D), an Opinion of Counsel in form, and from legal counsel, reasonably acceptable to the Registrar and the Company to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

               (3)  Unrestricted Definitive Notes to Unrestricted Definitive
                    --------------------------------------------------------
     Notes. A Holder of Unrestricted Definitive Notes may transfer such Notes to
     -----
     a Person who takes delivery thereof in the form of an Unrestricted Definitive Note. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.

          (f)  Exchange Offer. Upon the occurrence of the Exchange Offer in
               --------------
accordance with the Exchange and Registration Rights Agreement, the Company shall issue and, upon receipt of an Authentication Order in accordance with
Section 2.2 and an Opinion of Counsel for the Company as to certain matters discussed in this Section 2.6(f), the Trustee shall authenticate (i) one or more Unrestricted Global Notes in an aggregate principal amount equal to the sum of
(A) the principal amount of the beneficial interests in the Restricted Global Notes exchanged or transferred for beneficial interests in Unrestricted Global Notes in connection with the Exchange Offer pursuant to Section 2.6(b)(4) and
(B) the principal amount of Restricted Definitive Notes exchanged or transferred for beneficial interests in Unrestricted Global Notes in connection with the Exchange Offer pursuant to Section 2.6(d)(2), in each case tendered for acceptance by Persons that certify in the applicable Letters of Transmittal that
(x) they are not Broker-

Dealers, (y) they are not participating in a distribution of the Exchange Notes and (z) they are not affiliates (as defined in Rule 144) of the Company, and accepted for exchange in the Exchange Offer, and (ii) Unrestricted Definitive Notes in an aggregate principal amount equal to the sum of (A) the principal amount of the Restricted Definitive Notes exchanged or transferred for Unrestricted Definitive Notes in connection with the Exchange Offer pursuant to
Section 2.6(e)(2) and (B) Restricted Global Notes exchanged or transferred for Unrestricted Definitive Notes in connection with the Exchange Offer pursuant to
Section 2.6(c)(2), in each case tendered for acceptance by Persons that certify in the applicable Letters of Transmittal that (x) they are not Broker-Dealers,
(y) they are not participating in a distribution of the Exchange Notes and (z) they are not affiliates (as defined in Rule 144) of the Company, and accepted for exchange in the Exchange Offer. Concurrently with the issuance of such Notes, the Trustee shall cancel any Definitive Notes so surrendered and shall cause the aggregate principal amount of the applicable Restricted Global Notes to be reduced accordingly, and the Company shall execute and, upon receipt of an Authentication Order pursuant to Section 2.2, the Trustee shall authenticate and deliver to the Persons designated by the Holders of Definitive Notes so accepted Definitive Notes in the appropriate principal amount.

          The Opinion of Counsel for the Company referenced above shall state that the issuance and sale of the Exchange Notes by the Company have been duly authorized and, when executed by the Company and authenticated by the Trustee in accordance with the provisions of this Indenture and delivered in exchange for the applicable Initial Notes in accordance with this Indenture and the Exchange Offer, the Exchange Notes will be entitled to the benefits of this Indenture and will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforceability thereof may be limited by (x) bankruptcy, fraudulent conveyance or fraudulent transfer, insolvency, reorganization, moratorium, liquidation, conservatorship, and similar laws, and limitations imposed under judicial decisions related to or affecting creditors' rights and remedies generally and (y) general equitable principles, regardless of whether the issue of enforceability is considered in a proceeding in equity or at law, and principles limiting the availability of the remedy of specific performance.

          (g)  Legends. The following legends shall appear on the face of all
               -------
Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.

               (1)   Private Placement Legend.
                     ------------------------

                     (A) Except as permitted by subparagraph (B) below, each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

         "THE NOTE EVIDENCED HEREBY HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE "SECURITIES ACT") AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A) BY THE INITIAL INVESTOR (1) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (2) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR 904 OF REGULATION S UNDER THE SECURITIES ACT, (3) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), OR (4) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, AND (B) BY SUBSEQUENT INVESTORS, AS SET FORTH IN (A) ABOVE, AND, IN ADDITION, TO AN INSTITUTIONAL ACCREDITED INVESTOR IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, IN EACH CASE, IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES."

                        (B) Notwithstanding the foregoing, any Global Note or Definitive Note issued pursuant to subparagraphs (b)(4), (c)(2),
               (c)(3), (d)(2), (d)(3), (e)(2), (e)(3) or (f) to this Section 2.6
               (and all Notes issued in exchange therefor or substitution thereof) shall not bear the Private Placement Legend.

                    (2) Global Note Legend.  To the extent required by the
                        ------------------
               Depositary, each Global Note shall bear legends in substantially the following forms:

         "THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.6 OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.6(a) OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO
         SECTION 2.11 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO

         A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY."

         "UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR TO ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN."

               (1) Reg S Temporary Global Note Legend. To the extent required by
                   ----------------------------------
         the Depositary, each Reg S Temporary Global Note shall bear a legend in substantially the following form:

         "THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL NOTE, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR DEFINITIVE NOTES, ARE AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN). NEITHER THE HOLDER NOR THE BENEFICIAL OWNERS OF THIS REGULATION S TEMPORARY GLOBAL NOTE SHALL BE ENTITLED TO RECEIVE CASH PAYMENTS OF INTEREST DURING THE PERIOD WHICH SUCH HOLDER HOLDS THIS NOTE. NOTHING IN THIS LEGEND SHALL BE DEEMED TO PREVENT INTEREST FROM ACCRUING ON THIS NOTE."

           (h) Cancellation and/or Adjustment of Global Notes. At such time as
               ----------------------------------------------
all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or cancelled in whole and not in part, each such Global Note shall be returned to or retained and cancelled by the

Trustee in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement may be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement may be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

          (i)  General Provisions Relating to Transfers and Exchanges.
               ------------------------------------------------------

               (1) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Global Notes and Definitive Notes upon receipt of an Authentication Order.

               (2) No service charge shall be made to a holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10 and 3.7 hereof).

               (3) The Registrar shall not be required to register the transfer of or exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

               (4) All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes shall be the valid obligations of the Company, evidencing the same Debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

               (5) The Company shall not be required (A) to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.3 hereof and ending at the close of business on the day of selection, (B) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part or (C) to register the transfer of or to exchange a Note between a Record Date and the next succeeding Interest Payment Date.

               (6) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Company shall be affected by notice to the contrary.

               (7) The Trustee shall authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.2 hereof.

               (8) All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.6 to effect a registration of transfer or exchange may be submitted by facsimile.

          Notwithstanding anything herein to the contrary, as to any certifications and certificates delivered to the Registrar pursuant to this
Section 2.6, the Registrar's duties shall be limited to confirming that any such certifications and certificates delivered to it are in the form of Exhibits B, C and D attached hereto. The Registrar shall not be responsible for confirming the truth or accuracy of representations made in any such certifications or certificates.

SECTION 2.7.   REPLACEMENT NOTES

          If any mutilated Note is surrendered to the Trustee or the Company and the Trustee and the Company receive evidence (which evidence may be from the Trustee) to their satisfaction of the destruction, loss or theft of any Note, the Company shall issue and the Trustee, upon receipt of an Authentication Order, shall authenticate a replacement Note of the same series if the Trustee's requirements are met. If required by the Trustee or the Company, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Company may charge for its expenses in replacing a Note. Every replacement Note of a series is an additional obligation of the Company and shall be entitled to all of the benefits of this Indenture with respect to such series equally and proportionately with all other Notes of such series duly issued hereunder.

SECTION 2.8.      OUTSTANDING NOTES

          The Notes of a series outstanding at any time are all the Notes of such series authenticated by the Trustee (including any Note represented by a Global Note) except for those cancelled by it or at its direction, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section as not outstanding. Except as set forth in Section 2.9 hereof, a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note. If a Note is replaced pursuant to
Section 2.7 hereof, such Note ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser. If the principal amount of any Note is considered paid under Section
4.1 hereof, it ceases to be outstanding and interest on it ceases to accrue. If the Paying Agent (other than the Company, a Subsidiary or an Affiliate of any thereof) holds, on a Redemption Date or the Maturity Date, money sufficient to pay a series of Notes payable on that date, then on and after that date such series of Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.

SECTION 2.9.      TREASURY NOTES

          In determining whether the Holders of the required principal amount of a series of Notes have concurred in any direction, waiver or consent, Notes of such series owned by the Company, or by any Affiliate, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes of such series that a Trust Officer of the Trustee actually knows are so owned shall be so disregarded.

SECTION 2.10.     TEMPORARY NOTES

          Until certificates representing a series of Notes are ready for delivery, the Company may prepare, and the Trustee, upon receipt of an Authentication Order, shall authenticate, temporary Notes of that series. Temporary Notes of a series shall be substantially in the form of Definitive Notes of such series but may have variations that the Company considers appropriate for such temporary Notes and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Company shall prepare, and the Trustee shall authenticate, Definitive Notes a series in exchange for temporary Notes of such series. Holders of temporary Notes of a series shall be entitled to all of the benefits of this Indenture with respect to such series.

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SECTION 2.11.     CANCELLATION

            The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee, or, at the direction of the Trustee, the Registrar or the Paying Agent (other than the Company or an Affiliate of the Company), and no one else, shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall dispose of cancelled Notes in accordance with its procedures for the disposition of cancelled securities in effect as of the date of such disposition (subject to the record retention requirement of the Exchange Act). Certification of the disposition of all cancelled Notes shall be delivered to the Company. The Company may not issue new Notes of a series to replace Notes of such series that it has paid or that have been delivered to the Trustee for cancellation.

SECTION 2.12.     DEFAULTED INTEREST

            Any interest on any Note of a series which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date for such series of Notes, plus, to the extent lawful, any interest payable on the defaulted interest at the rate and in the manner provided in Section 4.1 hereof and in the applicable Note (herein called "Defaulted Interest"), shall forthwith cease to be payable to the registered Holders of such series of Notes on the relevant Record Date, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in clause (1) or (2) below:

                  (1) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names Notes of such series are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee and the Paying Agent in writing of the amount of Defaulted Interest proposed to be paid on each such Note and the date of the proposed payment, and at the same time the Company shall deposit with the Paying Agent an amount of cash equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements reasonably satisfactory to the Paying Agent for such deposit prior to the date of the proposed payment, such cash when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as provided in this clause (1). Thereupon the Paying Agent shall fix a "Special Record Date" for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Paying Agent of the notice of the proposed payment. The Paying Agent shall promptly notify the Company and the Trustee of such Special Record Date and, in the name and at the

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

     expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder of such series at its address as it appears in the Note register maintained by the Registrar with respect to such series not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been mailed as aforesaid, such Defaulted Interest shall be paid to the persons in whose names the Notes of such series (or their respective predecessor Notes) are registered on such Special Record Date and shall no longer be payable pursuant to the following clause (2).

               (2) The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes of the affected series may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee and the Paying Agent of the proposed payment pursuant to this clause, such manner shall be deemed practicable by the Trustee and the Paying Agent.

          Subject to the foregoing provisions of this Section, each Note delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Note of the same series shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Note.

SECTION 2.13.  CUSIP NUMBERS

          The Company in issuing the Notes may use "CUSIP" numbers (if then generally in use), and, if so, the Trustee shall use "CUSIP" numbers in notices of redemption as a convenience to Holders; provided, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee of any change in the "CUSIP" numbers.

SECTION 2.14.  ISSUANCE OF ADDITIONAL NOTES

          The Company may, subject to applicable law, issue Additional Notes under this Indenture. The Notes of a series issued on the Issue Date and any Additional Notes subsequently issued with respect to such series shall be treated as a single class for all purposes under this Indenture.

                                  ARTICLE III

                                   REDEMPTION

SECTION 3.1.   OPTIONAL REDEMPTION

          (a) Each series of Notes shall be redeemable for cash at the option of the Company, in whole or in part, at any time and from time to time, upon not less than 30 days nor more than 60 days prior notice mailed by first class mail to each Holder of the applicable series at its last registered address, at the Redemption Price.

          (b) Any redemption pursuant to this Section 3.1 shall be made pursuant to the provisions of Sections 3.2 through 3.7 hereof and Section 5 of the applicable Note.

SECTION 3.2.   NOTICES TO TRUSTEE

          If the Company elects to redeem a series of Notes pursuant to Section 5 of such Notes, it shall notify the Trustee and the Paying Agent in writing of the Redemption Date and the principal amount of such Notes to be redeemed and whether it wants the Paying Agent to give notice of redemption to the Holders of such series.

          If the Company elects to reduce the principal amount of such Notes to be redeemed pursuant to Section 5 of such Notes by crediting against any such redemption Notes of such series it has not previously delivered to the Trustee and the Paying Agent for cancellation, it shall so notify the Trustee, in the form of an Officers' Certificate, and the Paying Agent of the amount of the reduction and deliver such Notes with such notice.

          The Company shall give each notice to the Trustee and the Paying Agent provided for in this Section 3.2 at least 15 days before the date on which the notice of redemption is to be given (unless a shorter notice shall be satisfactory to the Trustee and the Paying Agent). Any such notice may be cancelled at any time prior to notice of such redemption being mailed to any Holder of the applicable series and shall thereby be void and of no effect.

SECTION 3.3.   SELECTION OF NOTES TO BE REDEEMED

          If less than all of the Notes of a series are to be redeemed at any time, the Trustee shall select such Notes or portions thereof to be redeemed among the Holders of such Notes in compliance with the requirements of the principal national securities exchange, if any, on which such Notes are listed or, if such Notes are not so listed, on a pro rata basis, by lot or in accordance with any other method the Trustee considers fair and appropriate.

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

          The Trustee shall make the selection from the series of Notes outstanding and not previously called for redemption and shall promptly notify the Company and the Paying Agent in writing of such Notes selected for redemption and, in the case of any such Note selected for partial redemption, the principal amount thereof to be redeemed. Notes in denominations of $1,000 may be redeemed only in whole. The Trustee may select for redemption portions (equal to $1,000 or any integral multiple thereof) of the principal of Notes that have denominations larger than $1,000. Provisions of this Indenture that apply to a series of Notes called for redemption also apply to portions of such Notes called for redemption.

SECTION 3.4.   NOTICE OF REDEMPTION

          At least 30 days, but not more than 60 days, prior to the Redemption Date with respect to a series of Notes, the Company shall mail a notice of redemption by first class mail, postage prepaid, to the Trustee, the Paying Agent and each Holder of such series of Notes whose Notes are to be redeemed. At the Company's request delivered at least 15 days prior to the date on which such notice is to be given (unless a shorter period shall be acceptable to the Paying Agent), the Paying Agent shall give the notice of redemption in the Company's name and at the Company's expense. Each notice for redemption shall identify the series of Notes to be redeemed and shall state, with respect to such series:

               (1) the Redemption Date;

               (2) the Redemption Price, including Special Interest, if any, to be paid upon such redemption;

               (3) the name and address of the Paying Agent;

               (4) that Notes called for redemption must be surrendered to the Paying Agent at the address specified in such notice to collect the Redemption Price;

               (5) that, unless (a) the Company defaults in its obligation to deposit with the Paying Agent cash in an amount sufficient to fund the Redemption Price of all Notes to be redeemed on the Redemption Date in accordance with Section 3.6 hereof or (b) such redemption payment is prohibited, interest (and Special Interest, if any) on such Notes called for redemption ceases to accrue on and after the Redemption Date and the only remaining right of the Holders of such Notes is to receive payment of the Redemption Price (including Special Interest, if any) to the Redemption Date, upon surrender to the Paying Agent of such Notes called for redemption and to be redeemed;

               (6) if any Note is being redeemed in part, the portion of the principal amount, equal to $1,000 or any integral multiple thereof, of such Note to be redeemed and that, after the Redemption Date, and upon surrender of such Note, a new Note or Notes in aggregate principal amount equal to the unredeemed portion thereof shall be issued;

               (7) if less than all the Notes are to be redeemed, the identification of the particular Notes (or portion thereof) to be redeemed, as well as the aggregate principal amount of such Notes to be redeemed and the aggregate principal amount of Notes to be outstanding after such partial redemption;

               (8) the CUSIP number of the Notes to be redeemed; and

               (9) that the notice is being sent pursuant to this Section 3.4 and pursuant to the optional redemption provisions of Section 5 of the Notes.

SECTION 3.5.   EFFECT OF NOTICE OF REDEMPTION

          Once notice of redemption is mailed in accordance with Section 3.4 hereof, Notes of a series called for redemption become due and payable on the Redemption Date and at the Redemption Price (including Special Interest, if any) for such series. Upon surrender to the Trustee or Paying Agent, such Notes called for redemption shall be paid at such Redemption Price (and Special Interest, if any); provided, that if the Redemption Date is on or after an interest Record Date on which the Holders of record of such series have a right to receive the corresponding interest due, and Special Interest, if any, and is on or before the associated Interest Payment Date, any accrued and unpaid interest and Special Interest, if any, due on such Interest Payment Date shall be paid to the Person in whose name such Note is registered at the close of business on such Record Date on the corresponding Interest Payment Date; and provided, further, that if a Redemption Date is a Legal Holiday, payment shall be made on the next succeeding Business Day and no interest shall accrue for the period from such Redemption Date to such succeeding Business Day.

SECTION 3.6.   DEPOSIT OF REDEMPTION PRICE

          On or prior to the Redemption Date, the Company shall deposit with the Paying Agent (other than the Company or an Affiliate of the Company) cash sufficient to pay the Redemption Price of all Notes of such series to be redeemed on such Redemption Date (other than such Notes or portions thereof called for redemption on that date that have been delivered by the Company to the Trustee for cancellation). The Paying Agent shall promptly return to the Company any cash so deposited which is not required for that purpose upon the written request of the Company.

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

          If the Company complies with the preceding paragraph and payment of a series of Notes called for redemption is not prohibited for any reason, interest (and Special Interest, if any) on such Notes to be redeemed shall cease to accrue on the applicable Redemption Date, whether or not such Notes are presented for payment. Notwithstanding anything herein to the contrary, if any Note surrendered for redemption in the manner provided in the Notes shall not be so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph, interest (and Special Interest, if any) shall continue to accrue and be paid from the Redemption Date until such payment is made on the unpaid principal, and, to the extent lawful, on any interest not paid on such unpaid principal, in each case at the rate and in the manner provided in Section 4.1 hereof and in the applicable Note.

SECTION 3.7.   NOTES REDEEMED IN PART

          Upon surrender of a Note of a series that is to be redeemed in part, the Company shall execute, and the Trustee shall authenticate and deliver to the Holder, without service charge to the Holder, a new Note or Notes of the same series equal in principal amount to the unredeemed portion of the Note of such series surrendered.

SECTION 3.8.   NO MANDATORY REDEMPTION

          The Company shall not be required to make mandatory redemption payments with respect to the Notes. The Notes shall not have the benefit of any sinking fund.

                                   ARTICLE IV

                                    COVENANTS

SECTION 4.1.   PAYMENT OF NOTES

          The Company shall pay the principal of and interest (and Special Interest, if any) on each series of Notes on the dates and in the manner provided herein and in the applicable Note. An installment of principal of or interest (or Special Interest, if any) on a series of Notes shall be considered paid on the date it is due if the Trustee or Paying Agent (other than the Company or an Affiliate of the Company) holds for the benefit of the Holders of such series (on or before 10:00 a.m. New York City time to the extent necessary to provide the funds to the Depositary in accordance with the Depositary's procedures) on that date cash deposited and designated for and sufficient to pay the installment.

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

          The Company shall pay interest on overdue principal and on overdue installments of interest (and Special Interest, if any) at the rate specified in the Notes of such series compounded semi-annually, to the extent lawful.

SECTION 4.2.   MAINTENANCE OF OFFICE OR AGENCY

          The Company shall maintain in the Borough of Manhattan, The City of New York, an office or agency where Notes may be presented or surrendered for payment, where Notes may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company shall give prompt written notice to the Trustee and the Paying Agent of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee and the Paying Agent with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 10.2 hereof.

          The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York, for such purposes. The Company shall give prompt written notice to the Trustee and the Paying Agent of any such designation or rescission and of any change in the location of any such other office or agency. The Company hereby initially designates the Corporate Trust Office of the Trustee as such office.

SECTION 4.3.   CORPORATE EXISTENCE

          Except as otherwise permitted by Article V, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence in accordance with its organizational documents and the material rights (charter and statutory) and material corporate franchises of the Company; provided, however, that the Company shall not be required to preserve any such right or franchise if (a) the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and (b) the loss thereof is not materially adverse to the Holders.

SECTION 4.4.   PAYMENT OF TAXES AND OTHER CLAIMS

          The Company shall pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (a) all taxes, assessments and governmental

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

charges (including withholding taxes and any penalties, interest and additions to taxes) levied or imposed upon the Company or any of its properties and assets and (b) all lawful claims, whether for labor, materials, supplies or services, which have become due and payable and which by law have or may become a Lien upon the property and assets of the Company, except where the failure to so pay or discharge would not, individually or in the aggregate, have a material adverse effect on the current or future financial position, stockholders' equity or results of operations of the Company and its Subsidiaries; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings and for which disputed amounts adequate reserves have been established in accordance with GAAP.

SECTION 4.5.   MAINTENANCE OF PROPERTIES

          The Company shall cause all properties used or useful in the conduct of its business and the business of each of its Subsidiaries to be maintained and kept in good condition, repair and working order (reasonable wear and tear excepted) and supplied with all necessary equipment and shall cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in their reasonable judgment may be necessary, so that the business carried on in connection therewith may be properly conducted at all times, except where the failure to do so would not, individually or in the aggregate, have a material adverse effect on the current or future financial position, stockholders' equity or results of operations of the Company and its Subsidiaries; provided, however, that nothing in this Section 4.5 shall prevent the Company from discontinuing any operation or maintenance of any of such properties, or disposing of any of them, if such discontinuance or disposal is
(i) in the judgment of the Board of Directors of the Company, desirable in the conduct of the business of the Company and (ii) not materially adverse to the Holders.

SECTION 4.6.   COMPLIANCE CERTIFICATE; NOTICE OF DEFAULT

          (a) The Company shall deliver to the Trustee within 120 days after the end of its fiscal year an Officers' Certificate, one of the signers of which shall be the principal executive, principal financial or principal accounting officer of the Company, complying with TIA (S) 314(a)(4) and stating that a review of its activities during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture (without regard to notice requirements or grace periods) and further stating, as to each such Officer signing such certificate, whether or not the signer knows of any failure by the Company to comply with any conditions or covenants in this Indenture and, if such signer does know of such a failure to comply, the certificate

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

shall describe such failure with particularity. The Officers' Certificate shall also notify the Trustee should the relevant fiscal year end on any date other than the current fiscal year end date.

          (b) The Company shall, so long as any of the Notes of a series are outstanding, deliver to the Trustee, promptly upon becoming aware of any Default or Event of Default with respect to such series, an Officers' Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto. The Trustee shall not be deemed to have knowledge of any Default, any Event of Default or any such fact unless one of its Trust Officers receives written notice thereof from the Company or any of the Holders.

SECTION 4.7.   REPORTS

          Whether or not the Company is subject to the reporting requirements of
Section 13 or 15(d) of the Exchange Act, the Company shall furnish to the Trustee, to each Holder and to prospective purchasers of Notes identified to the Company by an Initial Purchaser, within 5 days after the Company is or would have been (if it were subject to such reporting obligations) required to file such with the SEC, annual and quarterly financial statements substantially equivalent to financial statements that would have been included in reports filed with the SEC, if the Company were subject to the requirements of Section 13 or 15(d) of the Exchange Act, including, with respect to annual information only, a report thereon by the Company's certified independent public accountants as such would be required in such reports to the SEC, and, in each case, together with a management's discussion and analysis of financial condition and results of operations which would be so required and, unless the SEC will not accept such reports, file with the SEC the annual, quarterly and other reports which the Company is or would have been required to file with the SEC.

          Delivery of such reports, information and documents to the Trustee is for informational purposes only, and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates).

          For so long as any Transfer Restricted Notes remain outstanding with respect to a series of Notes, the Company shall make available (which shall include filings by EDGAR) to all Holders of such series and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

SECTION 4.8.   WAIVER OF STAY, EXTENSION OR USURY LAWS

          The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law which would prohibit or forgive the Company from paying all or any portion of the principal of, premium of, or interest (or Special Interest, if any) on any series of Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and (to the extent that it may lawfully do so) the Company hereby expressly waives all benefit or advantage of any such law and covenants that it shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

SECTION 4.9.   LIMITATION ON LIENS

          (a) The Company shall not, and shall not permit any Consolidated Subsidiary to, incur any Debt secured by a Lien on any Principal Property or any shares of capital stock of any Consolidated Subsidiary (in each case, whether now owned or hereafter acquired) without making effective provision that the Notes shall be secured equally and ratably with (or prior to) such secured Debt, unless, after giving effect to such incurrence transaction and any simultaneous permanent repayment of any secured Debt (applying Article 11 of Regulation S-X to such transaction and repayment as and to the extent applicable), the aggregate amount of all Debt secured by a Lien on any Principal Property or on any shares of capital stock of any Consolidated Subsidiary, together with all Attributable Debt of the Company and its Consolidated Subsidiaries in respect of Sale and Lease-Back Transactions involving Principal Properties, would not exceed 10% of the Consolidated Net Tangible Assets of the Company and the Consolidated Subsidiaries. The aggregate amount of all secured Debt referred to in the preceding sentence shall exclude existing secured Debt that has been secured equally and ratably with the Notes.

          (b) The restriction set forth in paragraph (a) above shall not apply to, and there shall be excluded from secured Debt in any computation under the restriction in (a) above or under the restriction in Section 4.10(a)(1), Debt secured by:

               (1) Liens on any property existing at the time of acquisition thereof; provided that (A) any such Lien was (i) in existence prior to the date of such acquisition, (ii) was not incurred in anticipation thereof and
     (iii) does not extend to any other property, and (B) the principal amount of Debt secured by each such Lien does not exceed the cost to the Company or such Consolidated Subsidiary of the property subject to the Lien, as determined in accordance with GAAP;

               (2) Liens in favor of the Company or a Consolidated Subsidiary;

               (3) Liens in favor of governmental bodies to secure progress or advance payments pursuant to any contract or provision of any statute;

               (4) Liens created or incurred in connection with an industrial revenue bond, industrial development bond, pollution control bond or similar financing arrangement between the Company or a Consolidated Subsidiary and any federal, state or municipal government or other governmental body or quasi-governmental agency;

               (5) Liens on property to secure all or part of the cost of acquiring, substantially repairing or altering, constructing, developing or substantially improving the property, or to secure Debt incurred for any such purpose; provided that (A) any such Lien relates solely to the property subject to the Lien and (B) the principal amount of Debt secured by each such Lien (i) was incurred concurrently with, or within 18 months of, such acquisition, repair, alteration, construction, development or improvement and (ii) does not exceed the cost to the Company or such Consolidated Subsidiary of the property subject to the Lien, as determined in accordance with GAAP; and

               (6) any extension, renewal or replacement of any Lien referred to above; provided, that (A) such extension, renewal or replacement Lien (i) will be limited to the same property that secured the Lien so extended, renewed or replaced and (ii) will not exceed the principal amount of Debt so secured at the time of such extension, renewal or replacement and (B) such principal amount of Debt so secured shall continue to be included in the computation in paragraph (a) of this Section 4.9 and in Section 4.10(a)(1) to the extent so included at the time of such extension, renewal or replacement.

     For purposes of this Section 4.9, an "acquisition" of property (including real, personal or intangible property or shares of capital stock or Debt) shall include any transaction or series of transactions by which the Company or a Consolidated Subsidiary acquires, directly or indirectly, an interest, or an additional interest (to the extent thereof), in such property, including an acquisition through merger or consolidation with, or an acquisition of an interest in, a Person owning an interest in such property.

SECTION 4.10.  LIMITATION ON SALE AND LEASE-BACK TRANSACTION

          (a) The Company shall not, and shall not permit any of its Consolidated Subsidiaries to, enter into any Sale and Lease-Back Transaction with respect to any Principal Property unless:

               (1) after giving effect thereto, the aggregate amount of all Attributable Debt with respect to Sale and Lease-Back Transactions plus the aggregate amount of Debt secured by Liens incurred without equally and ratably securing the Notes pursuant to Section 4.9 would not exceed 10% of the Consolidated Net Tangible Assets of the Company and the Consolidated Subsidiaries; or

               (2) within 180 days of such Sale and Lease-Back Transaction, the Company or such Consolidated Subsidiary applies to (A) the prepayment or retirement, and in either case, the permanent reduction, of Funded Debt of the Company or any Consolidated Subsidiary (including that in the case of a revolver or similar arrangement that makes credit available, such commitment is so permanently reduced by such amount); provided, however, that the amount to be applied to the prepayment or retirement of such Funded Debt of the Company or of a Consolidated Subsidiary shall be reduced by an amount equal to the principal amount of any Notes (or other notes or debentures constituting such Funded Debt) delivered within such 180-day period to the Trustee or other applicable trustee for retirement and cancellation; and provided further, however, that, notwithstanding the foregoing, no prepayment or retirement referred to in this clause (A) may be effected by payment at maturity or pursuant to any mandatory sinking fund payment or any other mandatory prepayment or retirement provision, or
     (B) the purchase of other property that will constitute Principal Property having a fair market value, in the opinion of the Board of Directors, at least equal to the fair market value of the Principal Property leased in such Sale and Lease-Back transaction, an amount not less than the greater of:

                    (i) the Net Proceeds of the Sale and Lease-Back Transaction; or

                    (ii) the fair market value (which shall be determined in a manner approved by the Board of Directors of the Company) of the Principal Property so leased at the time of such transaction;

          (b) The restriction set forth in paragraph (a) above shall not apply to any Sale and Lease-Back Transaction, and there shall be excluded from Attributable Debt in any computation described in this Section 4.10 or in Section 4.9(a) with respect to any such transaction:

               (1) solely between the Company and a Consolidated Subsidiary or solely between Consolidated Subsidiaries;

               (2) financed through an industrial revenue bond, industrial development bond, pollution control bond or similar financing arrangement between the Company or a Consolidated Subsidiary and an federal, state or municipal government or other governmental body or quasi-governmental agency; or

               (3) in which the applicable lease is for a period, including renewal rights, of three years or less.

                                   ARTICLE V

                              SUCCESSOR CORPORATION

SECTION 5.1.   LIMITATION ON MERGER, SALE OR CONSOLIDATION

          The Company shall not consolidate or merge with or into, or transfer or lease its assets substantially as an entirety, whether in a single transaction or a series of related transactions, to another Person or group of affiliated Persons, unless:

               (1) either (a) the Company is the surviving entity or (b) the resulting, surviving or transferee entity formed by such consolidation or into which the Company is merged or which acquires or leases the Company's assets is a corporation, partnership, trust or limited liability company organized and existing under the laws of the United States, any state thereof or the District of Columbia and expressly assumes by supplemental indenture (in form and substance reasonably satisfactory to the Trustee) all of the Company's obligations in connection with the Notes and this Indenture and the Exchange and Registration Rights Agreement;

               (2) no Default or Event of Default exists or will occur immediately after giving effect to such transaction (applying Article 11 of Regulation S-X to such transaction as and to the extent applicable); and

               (3) the Company delivers to the Trustee an Officers' Certificate and an Opinion of Counsel meeting the requirements of Sections 10.4 and
     10.5 hereof.

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

     For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise) of the properties and assets, substantially as an entirety, of one or more Subsidiaries of the Company, the Company's interest in which constitutes the Company's properties and assets substantially as an entirety, shall be deemed to be the transfer of the Company's properties and assets substantially as an entirety.

SECTION 5.2.   SUCCESSOR CORPORATION SUBSTITUTED

          Upon any consolidation or merger or any transfer or lease of all or substantially all of the assets of the Company in accordance with Section 5.1, the surviving entity formed by such consolidation or into which the Company is merged or to which such transfer or lease is made shall succeed to and (except in the case of a lease) be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such surviving entity had been named herein as the Company, and (except in the case of a lease) when a surviving entity duly assumes all of the obligations of the Company pursuant hereto and pursuant to the Notes, the Company shall be released from such obligations (except with respect to any obligations that arise from, or are related to, such transaction).

                                   ARTICLE VI

                         EVENTS OF DEFAULT AND REMEDIES

SECTION 6.1.   EVENTS OF DEFAULT

          "Event of Default" with respect to Notes of any series, wherever used herein, means any one of the following events (whatever reason for such Event of Default and whether it shall be caused voluntarily or involuntarily or effected, without limitation, by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

                    (i) the Company's failure to pay any installment of interest (or Special Interest, if any) on the Notes of such series as and when the same becomes due and payable and the continuance of any such failure for 30 days;

                    (ii) the Company's failure to pay all or any part of the principal of, or premium, if any, on the Notes of such series when and as the same becomes due and payable at maturity, redemption, by acceleration or otherwise;

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

                    (iii) the Company's failure to observe or perform any other covenant or agreement contained in the Notes of such series or this Indenture with respect to such series and, the continuance of such failure for a period of 60 days after written notice is given to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the Notes of such series outstanding;

                    (iv) a decree, judgment, or order by a court of competent jurisdiction shall have been entered adjudicating the Company as bankrupt or insolvent, or approving as properly filed a petition seeking reorganization of the Company under any bankruptcy or similar law, and such decree or order shall have continued undischarged and unstayed for a period of 60 days; or a decree, judgment or order of a court of competent jurisdiction appointing a receiver, liquidator, trustee, or assignee in bankruptcy or insolvency for the Company, or any substantial part of the property of the Company, or for the winding up or liquidation of the affairs of the Company, shall have been entered, and such decree, judgment, or order shall have remained in force undischarged and unstayed for a period of 60 days; and

                    (v) the Company shall institute proceedings to be adjudicated a voluntary bankrupt, or shall consent to the filing of a bankruptcy proceeding against it, or shall file a petition or answer or consent seeking reorganization under any bankruptcy or similar law or similar statute, or shall consent to the filing of any such petition, or shall consent to the appointment of a custodian, receiver, liquidator, trustee, or assignee in bankruptcy or insolvency of it or any substantial part of its assets or property, or shall make a general assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts generally as they become due, or take any corporate action in furtherance of any of the foregoing.

SECTION 6.2.   ACCELERATION OF MATURITY DATE; RESCISSION AND ANNULMENT

          If an Event of Default with respect to a series of Notes occurs and is continuing (other than an Event of Default specified in Section 6.1(iv) or Section 6.1(v)), then in every such case, unless the principal of all of the Notes of such series shall have already become due and payable, either the Trustee or the Holders of at least 25% in aggregate principal amount of such series of Notes then outstanding, by notice in writing to the Company specifying the respective Event of Default (and to the Trustee if given by Holders) (an "Acceleration Notice"), may declare all principal, determined as set forth below, and accrued interest (and Special Interest, if any) thereon to be due and payable immediately. If an Event of Default specified in Section 6.1(iv) or
Section 6.1(v) occurs, all principal and accrued interest (and Special Interest, if any) thereon will be immediately due and payable on all outstanding Notes without any declaration or other act on the part of the Trustee or any Holders.

          The Holders of a majority in aggregate principal amount of the then outstanding Notes of a series, by written notice to the Trustee, may rescind and annul any acceleration and its consequences with respect to such series of Notes so long as (a) such rescission occurs before a judgment or decree is entered based on such acceleration and (b) all existing Events of Default, other than the non-payment of the principal of, premium, if any, and interest or Special Interest, if any, on such series of Notes that have become due solely because of the acceleration, have been cured or waived as provided in Section 6.12.

SECTION 6.3.   COLLECTION OF DEBT AND SUITS FOR ENFORCEMENT BY TRUSTEE

          The Company covenants that if an Event of Default in payment of principal, premium or interest specified in clause (i) or (ii) of Section 6.1 hereof occurs and is continuing with respect to a series of Notes, the Company shall, upon demand of the Trustee, pay to it, for the benefit of the Holders of such series of Notes, the whole amount then due and payable on such Notes for principal, premium (if any), and interest (and Special Interest, if any), and, to the extent that payment of such interest shall be legally enforceable, interest on any overdue principal (and premium, if any), and on any overdue interest (and Special Interest, if any), at the rate borne by such Notes, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including compensation to, and expenses, disbursements and advances of the Trustee and its agents and counsel and all other amounts due the Trustee under Section 7.7.

          If the Company fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust in favor of the Holders of such series, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company or any other obligor upon the Notes of such series and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon such Notes, wherever situated.

          If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders of such series by such appropriate judicial proceedings as the Trustee shall deem most effective to

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

protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

SECTION 6.4.   TRUSTEE MAY FILE PROOFS OF CLAIM

          In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon a series of Notes or the property of the Company or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of such Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue principal, premium, if any, or interest (and Special Interest, if any)) shall be entitled and empowered, by intervention in such proceeding or otherwise to take any and all actions under the TIA, including:

               (1) to file and prove a claim for the whole amount of principal (and premium, if any) and interest (and Special Interest, if any) owing and unpaid in respect of such Notes and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee and its agent and counsel and all other amounts due the Trustee under Section 7.7) and of the Holders of such series of Notes allowed in such judicial proceeding, and

               (2) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder of a series to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to such Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee and its agents and counsel, and any other amounts due the Trustee under Section 7.7 hereof.

          Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder of a series of Notes any plan of reorganization, arrangement, adjustment or composition affecting such series of Notes or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any such Holder in any such such proceeding.

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

SECTION 6.5.   TRUSTEE MAY ENFORCE CLAIMS WITHOUT POSSESSION OF NOTES

          All rights of action and claims under this Indenture or the Notes with respect to a series of Notes may be prosecuted and enforced by the Trustee without the possession of any of such Notes or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust in favor of the Holders of such Notes, and any recovery of judgment shall, after provision for the payment of compensation to, and expenses, disbursements and advances of the Trustee and its agents and counsel and all other amounts due the Trustee under
Section 7.7, be for the ratable benefit of such Holders of such Notes in respect of which such judgment has been recovered.

SECTION 6.6.   PRIORITIES

          Any money collected by the Trustee pursuant to this Article VI shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal, premium (if any), or interest (or Special Interest, if any), upon presentation of a series of Notes and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

          FIRST: To the Trustee in payment of all amounts due pursuant to
Section 7.7 hereof;

          SECOND: To the Holders of such series in payment of the amounts then due and unpaid for principal of, premium (if any), and interest (and Special Interest, if any) on, such Notes in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Notes for principal, premium (if any), and interest (and Special Interest, if any), respectively; and

          THIRD: To the Company or such other Person as may be lawfully entitled thereto, the remainder, if any, each as their respective interests may appear.

          The Trustee may, but shall not be obligated to, fix a record date and payment date for any payment to the Holders under this Section 6.6.

SECTION 6.7.   LIMITATION ON SUITS

          No Holder of any series of Notes shall have any right to institute, or to order or direct the Trustee to institute, any proceeding, judicial or otherwise, with respect

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

to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder with respect to such series of Notes, unless:

                    (A) such Holder has previously given written notice to the Trustee of a continuing Event of Default with respect to such series of Notes;

                    (B) the Holders of not less than 25% in aggregate principal amount of then outstanding Notes of such series shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

                    (C) such Holder or Holders have offered to the Trustee security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities to be incurred or reasonably probable to be incurred in compliance with such request;

                    (D) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

                    (E) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in aggregate principal amount of the outstanding Notes of such series;

it being understood and intended that no one or more Holders of a series of Notes shall have any right in any manner whatsoever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders of such series, or to obtain or to seek to obtain priority or preference over any other such Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all the Holders of such series.

SECTION 6.8. UNCONDITIONAL RIGHT OF HOLDERS TO RECEIVE PRINCIPAL, PREMIUM AND INTEREST

          Notwithstanding any other provision of this Indenture, the Holder of any Note shall have the right, which is absolute and unconditional, to receive payment of the principal of, and premium (if any), and interest (and Special Interest, if any) on, such Note on the Maturity Dates of such payments as expressed in such Note (in the case of redemption, the Redemption Price on the applicable Redemption Date) and to institute suit

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

for the enforcement of any such payment after such respective dates, and such rights shall not be impaired without the consent of such Holder.

SECTION 6.9.   RIGHTS AND REMEDIES CUMULATIVE

          Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes in Section 2.7 hereof, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

SECTION 6.10.  DELAY OR OMISSION NOT WAIVER

          No delay or omission by the Trustee or by any Holder of any Note of a series to exercise any right or remedy arising upon any Event of Default with respect to such series shall impair the exercise of any such right or remedy or constitute a waiver of any such Event of Default. Every right and remedy given by this Article VI or by law to the Trustee or to the Holders of any series may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by such Holders, as the case may be.

SECTION 6.11.  CONTROL BY HOLDERS

          The Holder or Holders of a majority in aggregate principal amount of then outstanding Notes of a series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred upon the Trustee with respect to such series, provided, that

               (1) such direction shall not be in conflict with any applicable rule of law or with this Indenture;

               (2) the Trustee shall not determine that the action so directed would be unjustly prejudicial to the Holders not taking part in such direction; and

               (3) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

SECTION 6.12.  WAIVER OF EXISTING OR PAST DEFAULT

          Subject to Section 6.8, the Holder or Holders of not less than a majority in aggregate principal amount of the outstanding Notes of a series may, on behalf of all

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

Holders of such series, waive any existing or past Default with respect to such series of Notes and its consequences under this Indenture, except a continuing Default with respect to such series:

                    (A) in the payment of the principal of, premium, if any, or interest (or Special Interest, if any) on, any Note of such series as specified in clauses (i) and (ii) of Section 6.1 hereof and not yet cured; or

                    (B) with respect to any covenant or provision hereof which, under Article IX, cannot be modified or amended without the consent of the Holder of each outstanding Note of such series affected.

          Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture, but no such waiver shall extend to any subsequent or other Default with respect to such series or impair the exercise of any right arising therefrom.

SECTION 6.13.  UNDERTAKING FOR COSTS

          All parties to this Indenture agree, and each Holder of any Note of a series by his acceptance thereof shall be deemed to have agreed, that in any suit for the enforcement of any right or remedy under this Indenture with respect to such series, or in any suit against the Trustee for any action taken, suffered or omitted to be taken by it as Trustee with respect to such series, any court may in its discretion require the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section 6.13 shall not apply to any suit instituted by the Company, to any suit instituted by the Trustee, to any suit instituted by any Holder of such series, or group of Holders of such series, holding in the aggregate more than 10% in aggregate principal amount of the outstanding Notes of such series, or to any suit instituted by any Holder of such series for enforcement of the payment of principal of, or premium (if any), or interest (or Special Interest, if any) on, any Note of such series on or after the respective Maturity Date expressed in such Note (including, in the case of redemption, on or after the Redemption Date).

SECTION 6.14.  RESTORATION OF RIGHTS AND REMEDIES

          If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture with respect to a series of Notes and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every case, subject to any determination in such proceeding, the Company, the Trustee and all Holders of such series of Notes shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

                                  ARTICLE VII

                                     TRUSTEE

           The Trustee hereby accepts the trust imposed upon it by this Indenture and covenants and agrees to perform the same, as herein expressed, subject to the terms hereof.

SECTION 7.1.   DUTIES OF TRUSTEE

          (a) If an Event of Default has occurred and is continuing with respect to a series of Notes, the Trustee shall exercise such of the rights and powers vested in it by this Indenture with respect to such series of Notes and use the same degree of care and skill in its exercise as a prudent Person would exercise or use under the circumstances in the conduct of his or her own affairs.

          (b) Except during the continuance of an Event of Default with respect to a series of Notes:

               (1) the Trustee need perform only those duties as are specifically set forth in this Indenture and no others; no covenants or obligations shall be implied in or read into this Indenture which are adverse to the Trustee; and any rights of the Trustee to take any action that is permitted, but not required, to be taken by this Indenture shall not be construed as an obligation or duty to do so; and

               (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; provided, however, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

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

          (c) The Trustee shall not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

               (1) this paragraph does not limit the effect of paragraph (b) of this Section 7.1;

               (2) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

               (3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.11 hereof.

          (d) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or to take or omit to take any action under this Indenture or at the request, order or direction of the Holders or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

          (e) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), (c), (d), (f) and (g) of this Section 7.1.

          (f) The Trustee shall not be liable for interest on any assets received by it except as the Trustee may agree in writing with the Company (including without limitation to the extent the Trustee receives funds prior to the interest payment date in order to comply with the provisions of Section 4.1). Assets held in trust by the Trustee need not be segregated from other assets except to the extent required by law.

          (g) The Trustee shall not be required to give any bond or surety with respect to the performance of its duties or the exercise of its powers under this Indenture.

SECTION 7.2.   RIGHTS OF TRUSTEE

               Subject to Section 7.1 hereof, with respect to a series of Notes:

               (a) The Trustee may conclusively rely on any document reasonably believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in such document.

               (b) Before the Trustee acts or refrains from acting, it may consult with counsel and may require an Officers' Certificate or an Opinion of Counsel, which shall conform to Sections 10.4 and 10.5 hereof. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or advice of counsel.

          (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

          (d) The Trustee shall not be liable for any action it or its agent takes or omits to take in good faith which it reasonably believes to be authorized or within its rights or powers conferred upon it by this Indenture.

          (e) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, notice, request, direction, consent, order, bond, debenture or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit.

          (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders, pursuant to the provisions of this Indenture, unless such Holders shall have offered to the Trustee security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities which may be incurred therein or thereby.

          (g) Unless otherwise specifically provided for in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company, as applicable.

          (h) The Trustee shall have no duty to inquire as to the performance of the Company's covenants in Article IV hereof or as to the performance by any Agent of its duties hereunder. In addition, the Trustee shall not be deemed to have knowledge of any Default or Event of Default except (i) any Event of Default occurring pursuant to Sections 6.1(i), 6.1(ii) and 4.1 hereof, or (ii) any Default or Event of Default of which the Trustee shall have received written notification or obtained actual knowledge, and, with respect to this clause
(ii), in the absence of any such notice or any such actual knowledge, the Trustee may conclusively assume that no Default or Event of Default exists.

          (i) Whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers' Certificate, an Opinion of Counsel, or both.

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

          (j) The Trustee may request that the Issuer or the Company deliver an Officers' Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers' Certificate may be signed by any person authorized to sign an Officers' Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.

SECTION 7.3.   INDIVIDUAL RIGHTS OF TRUSTEE

          The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company, any of its Subsidiaries, or their respective Affiliates with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11 hereof.

SECTION 7.4.   TRUSTEE'S DISCLAIMER

          The Trustee makes no representation as to the validity or adequacy of this Indenture or the Notes, and it shall not be accountable for the Company's use of the proceeds from the Notes, and it shall not be responsible for any statement in the Notes (other than the Trustee's certificate of authentication) or in any offering memorandum or other disclosure materials distributed with respect to the Notes (other than information provided by the Trustee concerning the Trustee), or for the use or application of any funds received by a Paying Agent other than the Trustee.

SECTION 7.5.   NOTICE OF DEFAULT

          If a Default or an Event of Default occurs and is continuing with respect to a series of Notes and if it is known to the Trustee, the Trustee shall mail to each Securityholder of such series notice of the uncured Default or Event of Default within 90 days after such Default or Event of Default occurs.

SECTION 7.6.   REPORTS BY TRUSTEE TO HOLDERS

          Within 60 days after each March 15 beginning with the March 15 following the date of this Indenture, the Trustee shall, if required by law, mail to each Securityholder a brief report dated as of such March 15 that complies with TIA (S) 313(a). The Trustee also shall comply with TIA (S)(S) 313(b) and 313(c).

          The Company shall promptly notify the Trustee in writing if the Notes of any series become listed on any stock exchange or automated quotation system or of any delisting thereof.

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

          A copy of each report at the time of its mailing to Securityholders shall be mailed to the Company and filed with the SEC and each stock exchange, if any, on which any Notes are listed.

SECTION 7.7.   COMPENSATION AND INDEMNITY

          The Company agrees to pay to the Trustee (in its capacity as such) from time to time such compensation for its services as the Company and the Trustee shall from time to time agree in writing. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable disbursements, expenses and advances incurred or made by it in accordance with this Indenture. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents, accountants, experts and counsel.

          The Company agrees to indemnify each of the Trustee (in its capacity as Trustee) and each predecessor Trustee and each of its officers, directors, attorneys-in-fact and agents for, and hold it harmless against, any claim, demand, expense (including but not limited to reasonable compensation, disbursements and expenses of the Trustee's agents and counsel), loss or liability incurred by it without negligence, willful misconduct or bad faith on the part of the Trustee, arising out of or in connection with the acceptance and the administration of this trust and its rights or duties hereunder, including the reasonable costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder. The Trustee shall notify the Company promptly of any claim asserted against the Trustee for which it may seek indemnity; provided, however, that any failure to so notify the Company shall not relieve the Company of its indemnity obligations hereunder. The Company shall defend the claim and the Trustee shall provide reasonable cooperation at the Company's expense in the defense. The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel; provided, that the Company will not be required to pay such fees and expenses if they assume the Trustee's defense and if the Trustee is advised by its counsel that there is no conflict of interest between the Company and the Trustee in connection with such defense. The Company need not pay for any settlement made without their written consent, which shall not be unreasonably withheld. The Company need not reimburse any expense or indemnify against any loss or liability to the extent incurred by the Trustee through its negligence, bad faith or willful misconduct.

          When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.1(iv) or (v) of this Indenture occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

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          The Company's obligations under this Section 7.7 shall survive the resignation or removal of the Trustee, the discharge of the Company's obligations pursuant to Article VIII of this Indenture and any rejection or termination of this Indenture under any Bankruptcy Law.

SECTION 7.8.   REPLACEMENT OF TRUSTEE

          The Trustee may resign by so notifying the Company in writing. The Holder or Holders of a majority in aggregate principal amount of the outstanding Notes of a series may remove the Trustee with respect to such series by so notifying the Company and the Trustee in writing and may appoint a successor trustee with the Company's consent. The Company may remove the Trustee with respect to any series of Notes if:

          (a) the Trustee fails to comply with Section 7.10 hereof;

          (b) the Trustee is adjudged bankrupt or insolvent;

          (c) a receiver, Custodian or other public officer takes charge of the Trustee or its property; or

          (d) the Trustee becomes incapable of acting.

          If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason with respect to a series of Notes, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holder or Holders of a majority in principal amount of such series of Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

          A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Immediately after that and, provided that all sums owing to the retiring Trustee provided for in
Section 7.7 hereof have been paid, the retiring Trustee shall transfer all property held by it as trustee to the successor Trustee, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Holder of the affected series.

          If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed with respect to a series of Notes, the retiring Trustee (at the Company's cost and expense), the Company or the Holder or Holders of at least 10% in aggregate principal amount of the outstanding Notes of such series may petition any court of competent jurisdiction for the appointment of a successor Trustee.

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          If the Trustee fails to comply with Section 7.10 hereof, any
Securityholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

          Notwithstanding replacement of the Trustee pursuant to this Section 7.8, the Company's obligations under Section 7.7 hereof shall continue for the benefit of the retiring Trustee.

SECTION 7.9.   SUCCESSOR TRUSTEE BY MERGER, ETC.

          If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the resulting, surviving or transferee corporation without any further act shall, if such resulting, surviving or transferee corporation is otherwise eligible hereunder, be the successor Trustee.

SECTION 7.10.  ELIGIBILITY; DISQUALIFICATION

          The Trustee shall at all times satisfy the requirements of TIA (S) 310(a)(1), (2) and (5). The Trustee shall have a combined capital and surplus of at least $50,000,000, as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA (S) 310(b).

SECTION 7.11.  PREFERENTIAL COLLECTION OF CLAIMS AGAINST COMPANY.

          The Trustee shall comply with TIA (S) 311(a), excluding any creditor relationship listed in TIA (S) 311(b). A Trustee who has resigned or been removed shall be subject to TIA (S) 311(a) to the extent indicated.

                                  ARTICLE VIII

                    LEGAL DEFEASANCE AND COVENANT DEFEASANCE

SECTION 8.1.   OPTION TO EFFECT LEGAL DEFEASANCE OR COVENANT DEFEASANCE

          The Company may elect to have Section 8.2, at the Company's option and at any time, or Section 8.3, at the Company's option and at any time, of this Indenture applied to all outstanding Notes of any series upon compliance with the conditions set forth below in this Article VIII.

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SECTION 8.2.   LEGAL DEFEASANCE AND DISCHARGE

          Upon the Company's exercise under Section 8.1 hereof of the option applicable to this Section 8.2 with respect to any series of Notes, the Company shall be deemed to have been discharged from its obligations with respect to all outstanding Notes of such series on the date the conditions set forth below are satisfied (hereinafter, "Legal Defeasance"). For this purpose, such Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by such series of Notes, and this Indenture shall cease to be of further effect as to all such outstanding Notes, except as to be deemed to be "outstanding" only for the purposes of the Sections of this Indenture referred to in (a) and (b) below, and the Company shall be deemed to have satisfied all other of its obligations under such Notes and this Indenture with respect to such series of Notes (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of outstanding Notes of such series to receive payments in respect of the principal of, premium, if any, and interest (and Special Interest, if any) on such Notes when such payments are due from the trust described in Section 8.5, (b) the Company's obligations with respect to such Notes under Sections 2.3, 2.4, 2.6, 2.7, 2.10, 4.2, 8.5, 8.6 and
8.7 hereof, and (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder, and the Company's obligations in connection therewith. Subject to compliance with this Article VIII, the Company may exercise its option under this Section 8.2 notwithstanding the prior exercise of its option under Section 8.3 hereof with respect to such Notes.

SECTION 8.3.   COVENANT DEFEASANCE

          Upon the Company's exercise under Section 8.1 hereof of the option applicable to this Section 8.3 with respect to any series of Notes, the Company shall be released from its obligations under the covenants contained in Sections 4.5, 4.7, 4.9, 4.10 and Article V hereof with respect to the outstanding Notes of such series on and after the date the conditions set forth below are satisfied (hereinafter, "Covenant Defeasance"), and such Notes shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders of such series (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder. For this purpose, such Covenant Defeasance means that, with respect to the outstanding Notes of such series, the Company shall not need to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant with respect to such series of Notes, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of

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Default under Section 6.1(iii) with respect to such series of Notes, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby.

SECTION 8.4.   CONDITIONS TO LEGAL OR COVENANT DEFEASANCE

          The following shall be the conditions to the application of either
Section 8.2 or 8.3 hereof to the outstanding Notes of such series to be defeased:

          (a) (i) The Company shall irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of such Notes, U.S. legal tender, U.S. Government Obligations or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest (and Special Interest, if any) on such Notes on the stated date for payment thereof or on the redemption date of such principal or installment of principal of, premium, if any, or interest (and Special Interest, if any) on such Notes, and the Holders of such Notes must have a valid, perfected, exclusive security interest in such trust; (ii) in the case of Legal Defeasance, the Company shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that: (A) the Company has received from, or there has been published by the Internal Revenue Service, a ruling or (B) since the date of this Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the Holders of such Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred; (iii) in the case of Covenant Defeasance, the Company shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to such Trustee confirming that the Holders of such Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred; (iv) no Default or Event of Default with respect to such series of Notes shall have occurred and be continuing on the date of such deposit or insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit; (v) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under this Indenture or any other material agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound; (vi) the Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of such Notes over any other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company or others; and (vii) the Company shall have delivered

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to the Trustee an Officers' Certificate and an opinion of counsel, each stating that the conditions precedent provided for in, in the case of the Officers' Certificate, (i) through (vi) and, in the case of the opinion of counsel, clauses (i) (with respect to the validity and perfection of the security interest), (ii), (iii) and (v) of this paragraph have been complied with and the Company shall have delivered to the Trustee an Officers' Certificate, subject to such qualifications and exceptions as the Trustee deems appropriate, to the effect that, assuming no Holder of such Notes is an insider of the Company, the trust funds will not be subject to the effect of any applicable Federal bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally. The Defeasance will be effective on the earlier of (i) the 91st day after the date of deposit, and (ii) the day on which all the conditions above have been satisfied.

          (b) If the funds deposited with the Trustee to effect Covenant Defeasance are insufficient to pay the principal of, premium, if any, and interest (and Special Interest, if any) on the series of Notes to be so defeased when due, then the obligations of the Company under this Indenture with respect to such notes will be revived and no such defeasance will be deemed to have occurred.

SECTION 8.5. DEPOSITED CASH AND U.S. GOVERNMENT OBLIGATIONS TO BE HELD IN TRUST; OTHER MISCELLANEOUS PROVISIONS

          Subject to Section 8.6 hereof, all cash and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.5, the "Paying Agent") pursuant to Section 8.4 hereof in respect of the outstanding Notes of the series to be defeased shall be held in trust and applied by the Paying Agent, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any other Paying Agent as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest (and Special Interest, if any), but such money need not be segregated from other funds except to the extent required by law.

          The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to Section 8.4 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of such outstanding Notes.

SECTION 8.6.   REPAYMENT TO THE COMPANY

          (a) Anything in this Article VIII to the contrary notwithstanding, the Trustee or the Paying Agent shall deliver or pay to the Company from time to time upon

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the request of the Company any cash or U.S. Government Obligations held by it as provided in Section 8.4 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.4(a) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

         (b) Any cash and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, or interest (and Special Interest, if any) on any series of Notes and remaining unclaimed for two years after such principal, and premium, if any, or interest (and Special Interest, if any) has become due and payable shall be paid to the Company on its request; and the Holder of such Note shall thereafter look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.

SECTION 8.7.  REINSTATEMENT

         If the Trustee or Paying Agent is unable to apply any cash or U.S. Government Obligations in accordance with Section 8.2 or 8.3 hereof, as the case may be, of this Indenture by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's obligations under this Indenture with respect to such series of Notes affected and such Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.2 or 8.3 hereof until such time as the Trustee or Paying Agent is permitted to apply such money in accordance with Sections 8.2 and 8.3 hereof, as the case may be; provided, however, that, if the Company makes any payment of principal of, premium, if any, or interest (and Special Interest, if any) on any such Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the cash or U.S. Government Obligations held by the Trustee or Paying Agent.

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                                   ARTICLE IX

                       AMENDMENTS, SUPPLEMENTS AND WAIVERS

SECTION 9.1.   SUPPLEMENTAL INDENTURES WITHOUT CONSENT OF HOLDERS

         Without the consent of any Holder, the Company, when authorized by Board Resolutions, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

               (1) to cure any ambiguity, defect, or inconsistency;

               (2) to add to the covenants of the Company such further covenants, restrictions or conditions for the benefit of the Holders, and to make the occurrence, or the occurrence and continuance, of a Default in any such additional covenants, restrictions or conditions a Default or an Event of Default permitting the enforcement of all or any of the several remedies provided in this Indenture as herein set forth; provided, however, that in respect of any such additional covenant, restriction or condition such supplemental indenture may provide for a particular period of grace after Default (which period may be shorter or longer than allowed in the case of other Defaults, but shall not exceed 90 days) or may provide for any immediate enforcement upon such Default or may limit the remedies available to be exercised by the Trustee in its discretion upon such Default but may not limit the remedies available to be exercised by the Holders;

               (3) to provide for collateral for or guarantors of the Notes;

               (4) to evidence the succession of another Person to the Company, and the assumption by any such successor of the obligations of the Company, herein and in the Notes in accordance with Article V;

               (5) to modify, eliminate or add to the provisions of this Indenture to comply with the TIA;

               (6) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Notes;

               (7) in any other case where a supplemental indenture is required or permitted to be entered into pursuant to the provisions of this Indenture without the consent of any Holder; or

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

               (8) to provide for the issuance and authorization of the Exchange Notes.

SECTION 9.2. AMENDMENTS, SUPPLEMENTAL INDENTURES AND WAIVERS WITH CONSENT OF HOLDERS

         Subject to Section 6.8 hereof, with the consent of the Holders of not less than a majority in aggregate principal amount of the outstanding Notes of a series affected thereby (including consents obtained in connection with a tender offer or exchange offer for such Notes), by written act of said Holders delivered to the Company and the Trustee, the Company, when authorized by Board Resolutions, and the Trustee may amend or supplement this Indenture or enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders of such series under this Indenture or the applicable Notes. Subject to Section 6.8, the Holder or Holders of not less than a majority in aggregate principal amount of such series of Notes then outstanding may waive compliance by the Company with any provision of this Indenture or such Notes. Notwithstanding any of the above, however, no such amendment, supplemental indenture or waiver shall, without the consent of the Holder of each outstanding Note of the series affected thereby:

               (1) change the Stated Maturity on any Note of such series or reduce the principal amount thereof or the rate (or extend the time for payment) of interest thereon or any premium payable upon the redemption thereof at the Company's option, or change the city of payment where, or the coin or currency in which, any such Note or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption at the Company's option, on or after the Redemption Date); or

               (2) reduce the percentage in principal amount of the outstanding Notes of such series, the consent of whose Holders is required for any such amendment, supplemental indenture or waiver provided for in this Indenture;

               (3) modify any of the waiver provisions, except to increase any required percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each outstanding Note of the series affected thereby; or

               (4) cause the Notes of such series to become subordinate in right of payment to any other Debt.

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

         It shall not be necessary for the consent of the Holders under this
Section 9.2 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

         After an amendment, supplement or waiver under this Section becomes effective, the Company shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture or waiver.

         After an amendment, supplement or waiver under this Section 9.2 or under Section 9.4 hereof becomes effective, it shall bind each Holder.

         In connection with any amendment, supplement or waiver under this
Article IX, the Company may, but shall not be obligated to, offer to any Holder who consents to such amendment, supplement or waiver, or to all Holders, consideration for such Holder's consent to such amendment, supplement or waiver.

SECTION 9.3.   COMPLIANCE WITH TIA

         Every amendment, waiver or supplement of this Indenture or the Notes shall comply with the TIA as then in effect.

SECTION 9.4.   REVOCATION AND EFFECT OF CONSENTS

         Until an amendment, waiver or supplement becomes effective with respect to a series of Notes, a consent to it by a Holder of such series is a continuing consent by such Holder and every subsequent Holder of such Note or portion of such Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any such Note. However, any such Holder or subsequent Holder may revoke the consent as to such Note or portion of such Note by written notice to the Company or the Person designated by the Company as the Person to whom consents should be sent if such revocation is received by the Company or such Person before the date on which the Trustee receives an Officers' Certificate certifying that the Holders of the requisite principal amount of the Notes affected have consented (and not theretofore revoked such consent) to the amendment, supplement or waiver.

         The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver, which record date shall be the date so fixed by the Company notwithstanding the provisions of the TIA. If a record date is fixed, then notwithstanding the last sentence of the immediately preceding paragraph, those Persons who were Holders at such record

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

date, and only those Persons (or their duly designated proxies), shall be entitled to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date.

         After an amendment, supplement or waiver becomes effective, it shall bind every Securityholder of the affected series, unless it makes a change described in any of clauses (1) through (4) of Section 9.2 hereof, in which case, the amendment, supplement or waiver shall bind only each Holder of a Note of such series who has consented to it and every subsequent Holder of such Note or portion of such Note that evidences the same debt as the consenting Holder's Note; provided, that any such waiver shall not impair or affect the right of any Holder of such series to receive payment of principal and premium of and interest (and Special Interest, if any) on such Note, on or after the respective dates set for such amounts to become due and payable expressed in such Note, or to bring suit for the enforcement of any such payment on or after such respective dates.

SECTION 9.5.   NOTATION ON OR EXCHANGE OF NOTES

         If an amendment, supplement or waiver changes the terms of a series of Notes, the Trustee may require such Holder of the Note of such series to deliver it to the Trustee or require such Holder to put an appropriate notation on such Note. The Trustee may place an appropriate notation on such Note about the changed terms and return it to such Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the affected Note shall issue and the Trustee shall authenticate a new Note of the same series that reflects the changed terms. Any failure to make the appropriate notation or to issue a new Note shall not affect the validity of such amendment, supplement or waiver.

SECTION 9.6.   TRUSTEE TO SIGN AMENDMENTS, ETC.

         The Trustee shall execute any amendment, supplement or waiver authorized pursuant to this Article IX; provided, that the Trustee may, but shall not be obligated to, execute any such amendment, supplement or waiver which affects the Trustee's own rights, duties or immunities under this Indenture. The Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article IX is authorized or permitted by this Indenture.

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                                   ARTICLE X

                                  MISCELLANEOUS

SECTION 10.1.  TIA CONTROLS

         If any provision of this Indenture limits, qualifies, or conflicts with the duties imposed by operation of the TIA, the imposed duties, upon qualification of this Indenture under the TIA, shall control.

SECTION 10.2.  NOTICES

         Any notices or other communications required or permitted hereunder shall be in writing, and shall be sufficiently given if made by hand delivery, by telex, by telecopier, recognized overnight courier or registered or certified mail, postage prepaid, return receipt requested, and addressed as follows:

         if to the Company:

               Mohawk Industries, Inc.
               160 So. Industrial Blvd.
               Calhoun, Georgia  30703
               Attention:  Frank Boykin
               Telecopy: (706) 625-3851

         with a copy to:

               Alston & Bird LLP
               One Atlantic Center
               1201 West Peachtree Street
               Atlanta, Georgia  30309
               Attention:  Bryan E. Davis
               Telecopy:  (404) 881-4777

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

         if to the Trustee:

               Wachovia Bank, National Association
               999 Peachtree Street NE
               Suite 1100
               Atlanta, Georgia  30309
               Attention: Corporate Trust Group
               Telecopy: (404) 827-7352

         Any party by notice to each other party may designate additional or different addresses as shall be furnished in writing by such party. Any notice or communication to any party shall be deemed to have been given or made as of the date so delivered, if personally delivered; when answered back, if telexed; when receipt is acknowledged, if telecopied; the next Business Day after timely delivery to a recognized overnight courier, if sent by such courier guaranteeing next day delivery; and five Business Days after mailing if sent by registered or certified mail, postage prepaid (except that a notice of change of address shall not be deemed to have been given until actually received by the addressee).

         Any notice or communication mailed to a Securityholder shall be mailed to it by first class mail or other equivalent means at its address as it appears on the registration books of the Registrar and shall be sufficiently given to such Securityholder if so mailed within the time prescribed.

         Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

SECTION 10.3.  COMMUNICATIONS BY HOLDERS WITH OTHER HOLDERS

         Securityholders of a series of Notes may communicate pursuant to TIA
(S)312(b) with other Securityholders of such series with respect to their rights under this Indenture or the applicable Notes. The Company, the Trustee, the Registrar and any other Person shall have the protection of TIA (S)312(c).

SECTION 10.4.  CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT

         Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

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

               (1) an Officers' Certificate (in form and substance reasonably satisfactory to the Trustee) stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been met; and

               (2) an Opinion of Counsel (in form and substance reasonably satisfactory to the Trustee) stating that, in the opinion of such counsel, all such conditions precedent have been met.

SECTION 10.5.  STATEMENTS REQUIRED IN CERTIFICATE OR OPINION

         Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

               (1) a statement that the Person making such certificate or opinion has read such covenant or condition;

               (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

               (3) a statement that, in the opinion of such Person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been met; and

               (4) a statement as to whether or not, in the opinion of each such Person, such condition or covenant has been met; provided, however, that, with respect to matters of fact, an Opinion of Counsel may rely on an Officers' Certificate or certificates of public officials.

SECTION 10.6.  RULES BY TRUSTEE, PAYING AGENT, REGISTRAR

         The Trustee may make reasonable rules for action by or at a meeting of Securityholders. The Paying Agent or Registrar may make reasonable rules for its functions.

SECTION 10.7.  LEGAL HOLIDAYS

         A "Legal Holiday" is a Saturday, a Sunday or a day on which banking institutions in New York, New York are authorized or obligated by law or executive order to close. If a payment date is a Legal Holiday at such place, payment may be made at

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

such place on the next succeeding day that is not a Legal Holiday, and no interest (or Special Interest, if any) shall accrue for the intervening period.

SECTION 10.8.  GOVERNING LAW

         THIS INDENTURE AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, INCLUDING, WITHOUT LIMITATION, SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW AND RULE 327(b) OF THE NEW YORK CIVIL PRACTICE LAWS AND RULES. THE COMPANY HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY NEW YORK STATE COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK OR ANY FEDERAL COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE AND THE NOTES, AND IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, JURISDICTION OF THE AFORESAID COURTS. THE COMPANY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE TRUSTEE OR ANY SECURITYHOLDER TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE COMPANY IN ANY OTHER JURISDICTION.

SECTION 10.9.  NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS

         This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or any of its Subsidiaries. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 10.10. NO RECOURSE AGAINST OTHERS

         No direct or indirect stockholder, employee, officer or director, as such, past, present or future, of the Company, or any successor entity, shall have any personal liability in respect of the obligations of the Company under this Indenture or the Notes solely by reason of his or its status as such stockholder, employee, officer or director.

Each Securityholder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

SECTION 10.11. SUCCESSORS

         All agreements of the Company in this Indenture and the Notes shall bind its successor. All agreements of the Trustee in this Indenture shall bind its successor.

SECTION 10.12. DUPLICATE ORIGINALS

         All parties may sign any number of copies or counterparts of this Indenture. Each signed copy or counterpart shall be an original, but all of them together shall represent the same agreement.

SECTION 10.13. SEVERABILITY

         In case any one or more of the provisions in this Indenture or in the Notes shall be held invalid, illegal or unenforceable, in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.

SECTION 10.14. TABLE OF CONTENTS, HEADINGS, ETC.

         The Table of Contents, Cross-Reference Table and headings of the Articles and the Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.

SECTION 10.15. QUALIFICATION OF INDENTURE

         The Company shall qualify this Indenture under the TIA in accordance with the terms and conditions of the Exchange and Registration Rights Agreement and shall pay all costs and expenses (including attorneys' fees for the Company and the Trustee) incurred in connection therewith, including, but not limited to, costs and expenses of qualification of this Indenture and the Notes and printing this Indenture and the Notes. The Trustee shall be entitled to receive from the Company any such Officers' Certificates, Opinions of Counsel or other documentation as it may reasonably request in connection with any such qualification of this Indenture under the TIA.

SECTION 10.16.    REGISTRATION RIGHTS

          Certain Holders of the Notes may be entitled to certain registration rights with respect to such Notes pursuant to, and subject to the terms of, the Exchange and Registration Rights Agreement.

                                   SIGNATURES

          IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first written above.


                                           MOHAWK INDUSTRIES, INC.
                                           a Delaware corporation


                                           By: /s/ John D. Swift
                                              __________________________________
                                           Name: John D. Swift
                                           Title: Vice President -- Finance and
                                                  Chief Financial Officer


                                           WACHOVIA BANK, NATIONAL ASSOCIATION
                                           as Trustee

                                           By: /s/ Eric J. Knoll
                                              __________________________________
                                           Name: Eric J. Knoll
                                           Title: Assistant Vice President

                                                                     EXHIBIT A/1

                                 [FORM OF NOTE]

                             MOHAWK INDUSTRIES, INC.

                  6.50% [SERIES A] [SERIES C]/1/ NOTE DUE 2007

                                                            CUSIP No.: _________
No.                                                        $________________


     Mohawk Industries, Inc., a Delaware corporation (hereinafter called the "Company", which term includes any successors under the Indenture hereinafter referred to), for value received, hereby promises to pay to __________, or registered assigns, the principal sum of __________ Dollars, on April 15, 2007.

     Interest Payment Dates: April 15 and October 15; commencing October 15,
2002.

     Record Dates: April 1 and October 1.

     Reference is made to the further provisions of this Note on the reverse side, which will, for all purposes, have the same effect as if set forth at this place.



____________________

/1/ Series A Notes should be replaced with Series C Notes in the Exchange Offer.

                                     A/1-1

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

                                                     MOHAWK INDUSTRIES, INC.
                                                     a Delaware corporation

                                                     By:________________________
                                                     Name:
                                                     Title:




                                                     By:________________________
                                                     Name:
                                                     Title:


Dated: April 2, 2002

                                     A/1-2

                [FORM OF TRUSTEE'S CERTIFICATE OF AUTHENTICATION]

          This is one of the Notes described in the within-mentioned Indenture.

                                           WACHOVIA BANK, NATIONAL ASSOCIATION
                                           as Trustee

                                           By:__________________________________
                                                 Name:
                                                 Authorized Signatory


Dated: April 2, 2002

                                     A/1-3

                                 (Back of Note)

                 6.50% [Series A] [Series C]/2/ Notes due 2007

[THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.6 OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.6(a) OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION
2.11 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.]/3/

[UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL


_______________

/2/ Series A Notes should be replaced with Series C Notes in the Exchange Offer.

/3/ To be included only on Global Notes deposited with DTC as Depositary.

                                     A/1-4

INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]/4/

[THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL NOTE AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR DEFINITIVE NOTES, ARE AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN). NEITHER THE HOLDER NOR THE BENEFICIAL OWNERS OF THIS REGULATION S TEMPORARY GLOBAL NOTE SHALL BE ENTITLED TO RECEIVE CASH PAYMENTS OF INTEREST DURING THE PERIOD WHICH SUCH HOLDER HOLDS THIS NOTE. NOTHING IN THIS LEGEND SHALL BE DEEMED TO PREVENT INTEREST FROM ACCRUING ON THIS NOTE.]/5/

[THE NOTE EVIDENCED HEREBY HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE "SECURITIES ACT") AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A) BY THE INITIAL INVESTOR (1) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (2) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR 904 OF REGULATION S UNDER THE SECURITIES ACT, (3) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), OR (4) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, AND (B) BY SUBSEQUENT INVESTORS, AS SET FORTH IN (A) ABOVE, AND, IN ADDITION, TO AN INSTITUTIONAL ACCREDITED INVESTOR IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, IN EACH CASE, IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES.]/6/


____________

/4/ To be included only on Global Notes deposited with DTC as Depositary.

/5/ To be included only on Reg S Temporary Global Notes.

/6/ To be included only on Transfer Restricted Notes.

                                     A/1-5

     Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

          1. Interest. Mohawk Industries, Inc., a Delaware corporation (the "Company"), promises to pay interest on the principal amount of this Note at 6.50% per annum from April 2, 2002 until maturity and shall pay the Special Interest, if any, payable pursuant to Section 2 of the Exchange and Registration Rights Agreement referred to below.* The Company will pay interest and Special Interest, if any, semi-annually in arrears on April 15 and October 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an "Interest Payment Date"). Interest on the Notes will accrue from the most recent date to which interest has been paid or provided for or, if no interest has been paid, from the Issue Date; provided, that if there is no existing Default in the payment of interest, and if this Note is authenticated between a Record Date (defined below) referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be October 15, 2002. The Company shall pay interest on overdue principal and premium, if any, from time to time on demand at the rate then in effect; it shall pay interest on overdue installments of interest and Special Interest, if any, (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

          2. Method of Payment. The Company will pay interest on the Notes (except defaulted interest) and Special Interest, if any, to the Persons who are registered Holders of Notes at the close of business on the April 1 or October 1 next preceding the Interest Payment Date (each a "Record Date"), even if such Notes are cancelled after such Record Date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture (as defined below) with respect to defaulted interest. The Notes will be payable as to principal, premium, interest and Special Interest, if any, at the office or agency of the Company maintained in the Borough of Manhattan, The City and State of New York for such purpose, or, at the option of the Company, payment of interest and Special Interest, if any, may be made by check mailed to the Holders at their addresses set forth in the register of Holders, and provided, that payment by wire transfer of immediately available funds to an account within the United States will be required with respect to principal of and interest, premium and Special Interest, if any, on all Global Notes. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

________________

* References in this Form of Note to Special Interest shall apply only to Series A Notes.


                                     A/1-6

          3. Paying Agent and Registrar. Initially, Wachovia Bank, National Association, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.

          4. Indenture. The Company issued the Notes under an Indenture dated as of April 2, 2002 ("Indenture") by and between the Company and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code ss.ss. 77aaa-77bbbb). The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms.

          5.   Optional Redemption.

          (a) The Notes will be redeemable for cash at the option of the Company, in whole or in part, at any time and from time to time, upon not less than 30 days nor more than 60 days prior notice mailed by first class mail to each Holder at its last registered address, at the Redemption Price. The Redemption Price shall be equal to the greater of the following amounts, plus, in each case, accrued and unpaid interest to the Redemption Date:

               (i)  100% of the principal amount of the Notes to be redeemed, or

               (ii) as determined by the Independent Investment Banker, the sum of the present values of the remaining principal amount and scheduled payments of interest on the Notes to be redeemed, assuming for this purpose that the Notes remain outstanding until maturity (not including any portion of payments of interest accrued as of the Redemption Date), discounted to the Redemption Date in accordance with customary market practice on a semiannual basis at the Treasury Rate, plus 25 basis points.

          (b) The Redemption Price shall be calculated assuming a 360-day year consisting of twelve 30-day months. For purposes of calculating the Redemption Price, the following terms shall have the meanings set forth below:

          "Comparable Treasury Issue" means the United States Treasury security selected by the Independent Investment Banker as having a maturity comparable to the remaining term of the Notes to be redeemed that would be used, at the time of selection and in accordance with customary market practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Notes.

                                     A/1-7

          "Comparable Treasury Price" means, with respect to any Redemption
Date: (i) the average of the bid and asked prices for the Comparable Treasury Issue (expressed as a percentage of its principal amount) on the third Business Day preceding the Redemption Date, as set forth in the daily statistical release (or any successor release) published by the Federal Reserve Bank of New York and designated "Composite 3:30 p.m. Quotations for U.S. Government Securities," or
(ii) if such release (or any successor release) is not published or does not contain such prices on such Business Day: (A) the average of the Reference Treasury Dealer Quotations for that Redemption Date, after excluding the highest and lowest of the Reference Treasury Dealer Quotations, or (B) if the Trustee obtains fewer than three Reference Treasury Dealer Quotations, the average of all Reference Treasury Dealer Quotations so received.

          "Independent Investment Banker" means one of the Reference Treasury Dealers selected by the Trustee after consultation with the Company.

          "Reference Treasury Dealer" means: (i) Goldman, Sachs & Co., (ii) First Union Securities, Inc., and (iii) SunTrust Capital Markets, Inc., and their respective successors, unless any of them ceases to be a primary U.S. Government securities dealer in New York, New York (a "Primary Treasury Dealer") after the date hereof, in which case the Company shall substitute another nationally recognized investment banking firm that is a Primary Treasury Dealer.

          "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding that Redemption Date.

          "Treasury Rate" means, with respect to any Redemption Date, the rate per year equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, calculated on the third Business Day preceding the Redemption Date, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for that Redemption Date.

          6. Notice of redemption will be mailed by first class mail at least 30 days but not more than 60 days before the Redemption Date to each Holder whose Notes are to be redeemed at its registered address. Notes in denominations larger than $1,000 may be redeemed in part but only in integral multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed. On and after the Redemption Date, interest (and Special Interest, if any) ceases to accrue on Notes or portions thereof called for redemption unless the Company defaults in such payments due on the Redemption Date.

                                     A/1-8

          7. Mandatory Redemption. The Company shall not be required to make mandatory redemption payments with respect to the Notes. The Notes shall not have the benefit of any sinking fund.

          8. Denominations, Transfer, Exchange. The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, it need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a Record Date and the corresponding Interest Payment Date.


          9. Persons Deemed Owners. The registered Holder of a Note may be treated as its owner for all purposes.


          10. Amendment, Supplement and Waiver. Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of not less than a majority in aggregate principal amount of the then outstanding Notes, and any existing Default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes. Without the consent of any Holder of a Note, the Indenture or the Notes may be amended or supplemented (a) to cure any ambiguity, defect or inconsistency, (b) to add to the covenants of the Company such further covenants, restrictions or conditions for the benefit of the Holders, and to make the occurrence, or the occurrence and continuance, of a Default in any such additional covenants, restrictions or conditions a Default or an Event of Default permitting the enforcement of all or any of the several remedies provided in this Indenture as herein set forth; provided, however, that in respect of any such additional covenant, restriction or condition such supplemental indenture may provide for a particular period of grace after Default (which period may be shorter or longer than allowed in the case of other Defaults, but shall not exceed 90 days) or may provide for any immediate enforcement upon such Default or may limit the remedies available to be exercised by the Trustee in its discretion upon such Default but may not limit the remedies available to be exercised by the Holders; (c) to provide for collateral for or guarantors of the Notes; (d) to evidence the succession of another Person to the Company, and the assumption by any such successor of the obligations of the Company, herein and in the Indenture in accordance with the terms of the Indenture; (e) to modify, eliminate or add to the provisions of the Indenture to comply with the TIA; (f) to evidence and provide for the acceptance of appointment of a successor Trustee with

                                     A/1-9
respect to the Notes; (g) in any other case where a supplemental indenture is required or permitted to be entered into pursuant to the provisions of the Indenture without the consent of any Holder; or (h) to provide for the issuance and authorization of the Exchange Notes.

          11. Defaults and Remedies. The Indenture provides that each of the following constitutes an Event of Default:

               (i) the Company's failure to pay any installment of interest (or Special Interest, if any) on the Notes as and when the same becomes due and payable and the continuance of any such failure for 30 days;

               (ii) the Company's failure to pay all or any part of the principal of, or premium, if any, on the Notes when and as the same becomes due and payable at maturity, redemption, by acceleration or otherwise;

               (iii) the Company's failure to observe or perform any other covenant or agreement contained in the Notes or the Indenture and the continuance of such failure for a period of 60 days after written notice is given to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the Notes outstanding;

               (iv) a decree, judgment, or order by a court of competent jurisdiction shall have been entered adjudicating the Company as bankrupt or insolvent, or approving as properly filed a petition seeking reorganization of the Company under any bankruptcy or similar law, and such decree or order shall have continued undischarged and unstayed for a period of 60 days; or a decree, judgment or order of a court of competent jurisdiction appointing a receiver, liquidator, trustee, or assignee in bankruptcy or insolvency for the Company, or any substantial part of the property of any such Person, or for the winding up or liquidation of the affairs of any such Person, shall have been entered, and such decree, judgment, or order shall have remained in force undischarged and unstayed for a period of 60 days; and

               (v) the Company shall institute proceedings to be adjudicated a voluntary bankrupt, or shall consent to the filing of a bankruptcy proceeding against it, or shall file a petition or answer or consent seeking reorganization under any bankruptcy or similar law or similar statute, or shall consent to the filing of any such petition, or shall consent to the appointment of a custodian, receiver, liquidator, trustee, or assignee in bankruptcy or insolvency of it or any substantial part of its assets or property, or shall make a general assignment for the benefit of

                                     A/1-10
          creditors, or shall admit in writing its inability to pay its debts generally as they become due, or take any corporate action in furtherance of any of the foregoing.

               12. Trustee Dealings with Company. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

               13. No Recourse Against Others. No direct or indirect stockholder, employee, officer or director, as such, past, present or future, of the Company, or any successor entity, shall have any personal liability in respect of the obligations of the Company under the Notes or the Indenture solely by reason of his or its status as such stockholder, employee, officer or director. Each Securityholder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

               14. Authentication. This Note shall not be valid until authenticated by the manual or facsimile signature of the Trustee or an authenticating agent.

               15. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

               16. Additional Rights of Holders of Transfer Restricted Notes./7/ In addition to the rights provided to Holders of Notes under the Indenture, Holders of Transfer Restricted Notes shall have all the rights set forth in the Exchange and Registration Rights Agreement dated as of the date of the Indenture, among the Company and the Initial Purchasers (the "Exchange and Registration Rights Agreement").

               17. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes, and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed

________________

/7/ To be included only on Transfer Restricted Notes.

                                     A/1-11
thereon, and any such redemption shall not be affected by any defect in or omission of such numbers.

               18. Governing Law. THE INDENTURE AND THE NOTES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, INCLUDING, WITHOUT LIMITATION, SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW AND RULE 327(b) OF THE NEW YORK CIVIL PRACTICE LAWS AND RULES.

               The Company will furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Exchange and Registration Rights Agreement. Requests may be made to:

                             Mohawk Industries, Inc.
                             160 So. Industrial Blvd.
                             Calhoun, Georgia 30703
                             Attention: Chief Financial Officer
                             Telephone No.: (706) 625-3851

                                     A/1-12

                                 Assignment Form

To assign this Note, fill in the form below: (I) or (we) assign and transfer this Note to

________________________________________________________________________________

                  (Insert assignee's soc. sec. or tax I.D. no.)

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

              (Print or type assignee's name, address and zip code)

and irrevocably appoint ________________________________________________
to transfer this Note on the books of the Company. The agent may substitute another to act for him.

________________________________________________________________________________

Date:___________    Your Signature:_____________________________

          (Sign exactly as your name appears on the face of this Note)

Signature Guarantee*

________________________________________________________________________________


*NOTICE: The Signature must be guaranteed by an Institution which is a member of one of the following recognized signature Guarantee Programs: (i) The Securities Transfer Agent Medallion Program (STAMP); (ii) The New York Stock Exchange Medallion Program (MNSP); (iii) The Stock Exchange Medallion Program (SEMP); or
(iv) in such other guarantee program acceptable to the Trustee.

                                     A/1-13

            SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE/8/

     The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

                                                                     Principal Amount of        Signature of
                    Amount of decrease in   Amount of increase in     this Global Note      authorized officer of
                     Principal Amount of     Principal Amount of       following such          Trustee or Note
Date of Exchange       this Global Note       this Global Note       decrease or increase)        Custodian
----------------       ----------------       ----------------       --------------------         ---------



_____________
/8/  This should be included only if the Note is issued in global form.

                                     A/1-14

                                                                     EXHIBIT A/2

                                 [FORM OF NOTE]

                             MOHAWK INDUSTRIES, INC.

                  7.20% [SERIES B] [SERIES D]/1/ NOTE DUE 2012

                                                         CUSIP No.:  __________

No.                                                           $________________


     Mohawk Industries, Inc., a Delaware corporation (hereinafter called the "Company", which term includes any successors under the Indenture hereinafter referred to), for value received, hereby promises to pay to __________, or registered assigns, the principal sum of __________ Dollars, on April 15, 2012.

Interest Payment Dates: April 15 and October 15; commencing October 15, 2002.

Record Dates: April 1 and October 1.

Reference is made to the further provisions of this Note on the reverse side, which will, for all purposes, have the same effect as if set forth at this place.

________________

/1/  Series B Notes should be replaced with Series D Notes in the Exchange
Offer.

                                     A/2-1

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

                                          MOHAWK INDUSTRIES, INC.
                                          a Delaware corporation

                                          By:_____________________________
                                          Name:
                                          Title:




                                          By:_____________________________
                                          Name:
                                          Title:

Dated: April 2, 2002

                                     A/2-2

                [FORM OF TRUSTEE'S CERTIFICATE OF AUTHENTICATION]

      This is one of the Notes described in the within-mentioned Indenture.

                                           WACHOVIA BANK, NATIONAL ASSOCIATION
                                           as Trustee

                                           By:_________________________________
                                                  Name:
                                                  Authorized Signatory

Dated: April 2, 2002

                                     A/2-3

                                 (Back of Note)

                 7.20% [Series B] [Series D]/2/ Notes due 2012

[THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.6 OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.6(a) OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION
2.11 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.]/3/

[UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL

________________

/2/  Series B Notes should be replaced with Series D Notes in the Exchange
Offer.

/3/  To be included only on Global Notes deposited with DTC as Depositary.

                                     A/2-4

INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]/4/

[THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL NOTE AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR DEFINITIVE NOTES, ARE AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN). NEITHER THE HOLDER NOR THE BENEFICIAL OWNERS OF THIS REGULATION S TEMPORARY GLOBAL NOTE SHALL BE ENTITLED TO RECEIVE CASH PAYMENTS OF INTEREST DURING THE PERIOD WHICH SUCH HOLDER HOLDS THIS NOTE. NOTHING IN THIS LEGEND SHALL BE DEEMED TO PREVENT INTEREST FROM ACCRUING ON THIS NOTE.]/5/

[THE NOTE EVIDENCED HEREBY HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE "SECURITIES ACT") AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A) BY THE INITIAL INVESTOR (1) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (2) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR 904 OF REGULATION S UNDER THE SECURITIES ACT, (3) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), OR (4) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, AND (B) BY SUBSEQUENT INVESTORS, AS SET FORTH IN (A) ABOVE, AND, IN ADDITION, TO AN INSTITUTIONAL ACCREDITED INVESTOR IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, IN EACH CASE, IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES.]/6/

___________________

/4/ To be included only on Global NOtes deposited with DTC as Depositary.

/5/ To be included only on Reg S Temporary Glabal Notes.

/6/ To be included only on Transfer Restricted Notes.

                                     A/2-5

         Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

                1.  Interest. Mohawk Industries, Inc., a Delaware corporation

(the "Company"), promises to pay interest on the principal amount of this Note at 7.20% per annum from April 2, 2002 until maturity and shall pay the Special Interest, if any, payable pursuant to Section 2 of the Exchange and Registration Rights Agreement referred to below.* The Company will pay interest and Special Interest, if any, semi-annually in arrears on April 15 and October 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an "Interest Payment Date"). Interest on the Notes will accrue from the most recent date to which interest has been paid or provided for or, if no interest has been paid, from the Issue Date; provided, that if there is no existing Default in the payment of interest, and if this Note is authenticated between a Record Date (defined below) referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be October 15, 2002. The Company shall pay interest on overdue principal and premium, if any, from time to time on demand at the rate then in effect; it shall pay interest on overdue installments of interest and Special Interest, if any, (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

                2. Method of Payment. The Company will pay interest on the Notes (except defaulted interest) and Special Interest, if any, to the Persons who are registered Holders of Notes at the close of business on the April 1 or October 1 next preceding the Interest Payment Date (each a "Record Date"), even if such Notes are cancelled after such Record Date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture (as defined below) with respect to defaulted interest. The Notes will be payable as to principal, premium, interest and Special Interest, if any, at the office or agency of the Company maintained in the Borough of Manhattan, The City and State of New York for such purpose, or, at the option of the Company, payment of interest and Special Interest, if any, may be made by check mailed to the Holders at their addresses set forth in the register of Holders, and provided, that payment by wire transfer of immediately available funds to an account within the United States will be required with respect to principal of and interest, premium and Special Interest, if any, on all Global Notes. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

______________________

/*/ References in this Form of Note to Special Interest shall apply only to Series B Notes.

                                     A/2-6

        3. Paying Agent and Registrar. Initially, Wachovia Bank, National Association, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.

        4. Indenture. The Company issued the Notes under an Indenture dated as of April 2, 2002 ("Indenture") by and between the Company and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code ss.ss. 77aaa-77bbbb). The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms.

        5.   Optional Redemption.

        (a) The Notes will be redeemable for cash at the option of the Company, in whole or in part, at any time and from time to time, upon not less than 30 days nor more than 60 days prior notice mailed by first class mail to each Holder at its last registered address, at the Redemption Price. The Redemption Price shall be equal to the greater of the following amounts, plus, in each case, accrued and unpaid interest to the Redemption Date:

             (i) 100% of the principal amount of the Notes to be redeemed, or

             (ii) as determined by the Independent Investment Banker, the sum of the present values of the remaining principal amount and scheduled payments of interest on the Notes to be redeemed, assuming for this purpose that the Notes remain outstanding until maturity (not including any portion of payments of interest accrued as of the Redemption Date), discounted to the Redemption Date in accordance with customary market practice on a semiannual basis at the Treasury Rate, plus 25 basis points.

        (b) The Redemption Price shall be calculated assuming a 360-day year consisting of twelve 30-day months. For purposes of calculating the Redemption Price, the following terms shall have the meanings set forth below:

        "Comparable Treasury Issue" means the United States Treasury security selected by the Independent Investment Banker as having a maturity comparable to the remaining term of the Notes to be redeemed that would be used, at the time of selection and in accordance with customary market practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Notes.

                                     A/2-7

        "Comparable Treasury Price" means, with respect to any Redemption Date:
(i) the average of the bid and asked prices for the Comparable Treasury Issue (expressed as a percentage of its principal amount) on the third Business Day preceding the Redemption Date, as set forth in the daily statistical release (or any successor release) published by the Federal Reserve Bank of New York and designated "Composite 3:30 p.m. Quotations for U.S. Government Securities," or
(ii) if such release (or any successor release) is not published or does not contain such prices on such Business Day: (A) the average of the Reference Treasury Dealer Quotations for that Redemption Date, after excluding the highest and lowest of the Reference Treasury Dealer Quotations, or (B) if the Trustee obtains fewer than three Reference Treasury Dealer Quotations, the average of all Reference Treasury Dealer Quotations so received.

        "Independent Investment Banker" means one of the Reference Treasury Dealers selected by the Trustee after consultation with the Company.

        "Reference Treasury Dealer" means: (i) Goldman, Sachs & Co., (ii) First Union Securities, Inc., and (iii) SunTrust Capital Markets, Inc., and their respective successors, unless any of them ceases to be a primary U.S. Government securities dealer in New York, New York (a "Primary Treasury Dealer") after the date hereof, in which case the Company shall substitute another nationally recognized investment banking firm that is a Primary Treasury Dealer.

        "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding that Redemption Date.

        "Treasury Rate" means, with respect to any Redemption Date, the rate per year equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, calculated on the third Business Day preceding the Redemption Date, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for that Redemption Date.

        6. Notice of redemption will be mailed by first class mail at least 30 days but not more than 60 days before the Redemption Date to each Holder whose Notes are to be redeemed at its registered address. Notes in denominations larger than $1,000 may be redeemed in part but only in integral multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed. On and after the Redemption Date, interest (and Special Interest, if any) ceases to accrue on Notes or portions thereof called for redemption unless the Company defaults in such payments due on the Redemption Date.

                                     A/2-8

        7. Mandatory Redemption. The Company shall not be required to make mandatory redemption payments with respect to the Notes. The Notes shall not have the benefit of any sinking fund.

        8. Denominations, Transfer, Exchange. The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, it need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a Record Date and the corresponding Interest Payment Date.

        9. Persons Deemed Owners. The registered Holder of a Note may be treated as its owner for all purposes.

        10. Amendment, Supplement and Waiver. Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of not less than a majority in aggregate principal amount of the then outstanding Notes, and any existing Default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes. Without the consent of any Holder of a Note, the Indenture or the Notes may be amended or supplemented (a) to cure any ambiguity, defect or inconsistency, (b) to add to the covenants of the Company such further covenants, restrictions or conditions for the benefit of the Holders, and to make the occurrence, or the occurrence and continuance, of a Default in any such additional covenants, restrictions or conditions a Default or an Event of Default permitting the enforcement of all or any of the several remedies provided in this Indenture as herein set forth; provided, however, that in respect of any such additional covenant, restriction or condition such supplemental indenture may provide for a particular period of grace after Default (which period may be shorter or longer than allowed in the case of other Defaults, but shall not exceed 90 days) or may provide for any immediate enforcement upon such Default or may limit the remedies available to be exercised by the Trustee in its discretion upon such Default but may not limit the remedies available to be exercised by the Holders;
(c) to provide for collateral for or guarantors of the Notes; (d) to evidence the succession of another Person to the Company, and the assumption by any such successor of the obligations of the Company, herein and in the Indenture in accordance with the terms of the Indenture; (e) to modify, eliminate or add to the provisions of the Indenture to comply with the TIA; (f) to

                                     A/2-9
evidence and provide for the acceptance of appointment of a successor Trustee with respect to the Notes; (g) in any other case where a supplemental indenture is required or permitted to be entered into pursuant to the provisions of the Indenture without the consent of any Holder; or (h) to provide for the issuance and authorization of the Exchange Notes.

        11. Defaults and Remedies. The Indenture provides that each of the following constitutes an Event of Default:

            (i) the Company's failure to pay any installment of interest (or Special Interest, if any) on the Notes as and when the same becomes due and payable and the continuance of any such failure for 30 days;

            (ii) the Company's failure to pay all or any part of the principal of, or premium, if any, on the Notes when and as the same becomes due and payable at maturity, redemption, by acceleration or otherwise;

            (iii) the Company's failure to observe or perform any other covenant or agreement contained in the Notes or the Indenture and the continuance of such failure for a period of 60 days after written notice is given to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the Notes outstanding;

            (iv) a decree, judgment, or order by a court of competent jurisdiction shall have been entered adjudicating the Company as bankrupt or insolvent, or approving as properly filed a petition seeking reorganization of the Company under any bankruptcy or similar law, and such decree or order shall have continued undischarged and unstayed for a period of 60 days; or a decree, judgment or order of a court of competent jurisdiction appointing a receiver, liquidator, trustee, or assignee in bankruptcy or insolvency for the Company, or any substantial part of the property of any such Person, or for the winding up or liquidation of the affairs of any such Person, shall have been entered, and such decree, judgment, or order shall have remained in force undischarged and unstayed for a period of 60 days; and

            (v) the Company shall institute proceedings to be adjudicated a voluntary bankrupt, or shall consent to the filing of a bankruptcy proceeding against it, or shall file a petition or answer or consent seeking reorganization under any bankruptcy or similar law or similar statute, or shall consent to the filing of any such petition, or shall consent to the appointment of a custodian, receiver, liquidator, trustee, or assignee in bankruptcy or insolvency of it or any substantial part of its assets or property, or shall make a general assignment for the benefit of

                                     A/2-10
         creditors, or shall admit in writing its inability to pay its debts generally as they become due, or take any corporate action in furtherance of any of the foregoing.

            12. Trustee Dealings with Company. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

            13. No Recourse Against Others. No direct or indirect stockholder, employee, officer or director, as such, past, present or future, of the Company, or any successor entity, shall have any personal liability in respect of the obligations of the Company under the Notes or the Indenture solely by reason of his or its status as such stockholder, employee, officer or director. Each Securityholder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

            14. Authentication. This Note shall not be valid until authenticated by the manual or facsimile signature of the Trustee or an authenticating agent.

            15. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

            16. Additional Rights of Holders of Transfer Restricted Notes./7/ In addition to the rights provided to Holders of Notes under the Indenture, Holders of Transfer Restricted Notes shall have all the rights set forth in the Exchange and Registration Rights Agreement dated as of the date of the Indenture, among the Company and the Initial Purchasers (the "Exchange and Registration Rights Agreement").

            17. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes, and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed

_________________________

/7/ To be included only on Transfer Restricted Notes.

                                     A/2-11
thereon, and any such redemption shall not be affected by any defect in or omission of such numbers.

            18. Governing Law. THE INDENTURE AND THE NOTES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, INCLUDING, WITHOUT LIMITATION, SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW AND RULE 327(b) OF THE NEW YORK CIVIL PRACTICE LAWS AND RULES.

            The Company will furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Exchange and Registration Rights Agreement. Requests may be made to:

                                            Mohawk Industries, Inc.
                                            160 So. Industrial Blvd.
                                            Calhoun, Georgia  30703
                                            Attention:  Chief Financial Officer
                                            Telephone No.: (706) 625-3851

                                     A/2-12

                                 Assignment Form

To assign this Note, fill in the form below: (I) or (we) assign and transfer this Note to

________________________________________________________________________________

                  (Insert assignee's soc. sec. or tax I.D. no.)
________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

              (Print or type assignee's name, address and zip code)

and irrevocably appoint ________________________________________________ to transfer this Note on the books of the Company. The agent may substitute another to act for him.

________________________________________________________________________________

Date:___________  Your Signature:_____________________________

          (Sign exactly as your name appears on the face of this Note)

Signature Guarantee*

________________________________________________________________________________


*NOTICE: The Signature must be guaranteed by an Institution which is a member of one of the following recognized signature Guarantee Programs: (i) The Securities Transfer Agent Medallion Program (STAMP); (ii) The New York Stock Exchange Medallion Program (MNSP); (iii) The Stock Exchange Medallion Program (SEMP); or
(iv) in such other guarantee program acceptable to the Trustee.

                                     A/2-13

             SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE/8/

         The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

                                                                        Principal Amount of         Signature of
                        Amount of decrease in   Amount of increase in     this Global Note      authorized officer of
                         Principal Amount of     Principal Amount of       following such          Trustee or Note
   Date of Exchange        this Global Note       this Global Note     decrease (or increase)         Custodian
   ----------------        ----------------       ----------------              -------------         ---------

________________________

/8/ This should be included only if the Note is issued in global form.

                                     A/2-14

                                    EXHIBIT B
                         FORM OF CERTIFICATE OF TRANSFER

Mohawk Industries, Inc.
160 So. Industrial Blvd.
Calhoun, Georgia  30703
Attention:  Chief Financial Officer

Wachovia Bank, N.A
999 Peachtree Street NE GA 9094
Suite 1100
Atlanta, Georgia  30309
Attention:  Corporate Trust Administration

         Re: [6.50% Notes due 2007] [7.20% Notes due 2012]

Ladies and Gentlemen:

         Reference is hereby made to the Indenture, dated as of April 2, 2002 (the "Indenture"), by and between Mohawk Industries, Inc., as issuer (the "Company") and Wachovia Bank, National Association, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture. ______________, (the "Transferor") owns and proposes to transfer the Note[s] or interest[s] in such Note[s] specified in Annex A hereto, in the principal amount of $___________ in such Note[s] or interest[s] (the "Transfer"), to __________ (the "Transferee"), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

1. [ ] Check if Transferee will take delivery of a beneficial interest in the 144A Global Note or a Definitive Note Pursuant to Rule 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believed and believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a "qualified institutional buyer" within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any State of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

2. [ ] Check if Transferee will take delivery of a beneficial interest in the Regulation S Global Note or a Definitive Note pursuant to Regulation S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed Transfer is being made prior to the expiration of the Distribution Compliance Period, the Transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser) except as permitted by Regulation S and the interest transferred will be held immediately thereafter through Euroclear or Clearstream. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Regulation S Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

3. [ ] Check and complete if Transferee will take delivery of a beneficial interest in a Definitive Note pursuant to any provision of the Securities Act other than Rule 144A or Regulation S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any State of the United States, and accordingly the Transferor hereby further certifies that (check one):

         (a) [ ] Such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act; or

         (b) [ ] Such Transfer is being effected to the Company or a subsidiary thereof; or

         (c) [ ] Such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act; or

         (d) [ ] such Transfer is being effected to an Institutional Accredited Investor and pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144 or Rule 904, and the Transferor hereby further certifies that it is not an initial investor in the Notes, it has not engaged in any general solicitation within the meaning of Regulation D under the Securities Act, and the Transfer complies with the transfer restrictions applicable to beneficial interests in a Restricted Global Note or Restricted Definitive Note and the requirements of the exemption claimed, which certification is supported by (1) a certificate executed by the Transferee in a form of Exhibit D to the Indenture and (2) if such Transfer is in respect of a principal amount of Notes at the time of transfer of less than $250,000, an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification and provided to the Company, which has confirmed its acceptability), to the effect that such Transfer is in compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Definitive Notes and in the Indenture and the Securities Act.

4. [ ] Check if Transferee will take delivery of a beneficial interest in an Unrestricted Global Note or of an Unrestricted Definitive Note.

         (a) [ ] Check if Transfer is Pursuant to Rule 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the

         Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture and the Securities Act.

         (b) [ ] Check if Transfer is Pursuant to Regulation S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture and the Securities Act.

         (c) [ ] Check if Transfer is Pursuant to Other Exemption. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

_______________________________             Dated:


-------------------------------
[Insert Name of Transferor]


By: ____________________________
    Name:
    Title:

                       ANNEX A TO CERTIFICATE OF TRANSFER

1.       The Transferor owns and proposes to transfer the following:

[CHECK ONE OF (a) OR (b)]

         (a)      [ ]    a beneficial interest in the

                           [6.50% Notes due 2007:

                  (i)      [ ]    144A Global Note (CUSIP  608190 AA 2), or

                  (ii)     [ ]    501 Global Note (CUSIP  608190 AC 2), or

                  (iii)    [ ]    Regulation S Global Note (CUSIPU60725 AA 3),
                                  or] [7.20 % Notes due 2012:

                  (i)      [ ]    144A Global Note (CUSIP  608190 AB 0), or

                  (ii)     [ ]    501 Global Note (CUSIP  608190 AD 6), or

                  (iii)    [ ]    Regulation S Global Note (CUSIP U60725 AB 1),
                                  or]

         (b)      [ ]    a Restricted Definitive Note.

2.       After the Transfer the Transferee will hold:

[CHECK ONE]

         (a)      [ ]    a beneficial interest in the

                         [6.50% Notes due 2007:

                  (i)    [ ]   144A Global Note (CUSIP  608190 AA 2), or

          (ii)   [_]    501 Global Note (CUSIP  608190 AC 2), or


          (iii)  [_]    Regulation S Global Note (CUSIP U60725 AA 3), or]

                 [7.20 % Notes due 2012:

          (i)    [_]    144A Global Note (CUSIP  608190 AB 0), or


          (ii)   [_]    501 Global Note (CUSIP  608190 AD 6), or


          (iii)  [_]    Regulation S Global Note (CUSIP U60725 AB 1), or]


          (iv)   [_]    Unrestricted Global Note (CUSIP _____); or


    (b)   [_]    a Restricted Definitive Note; or


    (c)   [_]    an Unrestricted Definitive Note,

in accordance with the terms of the Indenture.

                                    EXHIBIT C

                         FORM OF CERTIFICATE OF EXCHANGE





Mohawk Industries, Inc.
160 So. Industrial Blvd.
Calhoun, Georgia  30703
Attention:  Chief Financial Officer

Wachovia Bank, National Association
999 Peachtree Street NE GA 9094
Suite 1100
Atlanta, Georgia  30309
Attention:  Corporate Trust Administration

                  Re: [6.50% Notes due 2007] [7.20% Notes due 2012]

Ladies and Gentlemen:

                  Reference is hereby made to the Indenture, dated as of April 2, 2002 (the "Indenture"), by and between Mohawk Industries, Inc., as issuer (the "Company") and Wachovia Bank, National Association, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                  ____________, (the "Owner") owns and proposes to exchange the Note[s] or interest[s] in such Note[s] specified herein, in the principal amount of $____________ in such Note[s] or interest[s] (the "Exchange"). In connection with the Exchange, the Owner hereby certifies that:

                  1. Exchange of Restricted Definitive Notes or Beneficial Interests in a Restricted Global Note for Unrestricted Definitive Notes or Beneficial Interests in an Unrestricted Global Note.


                         (a)  [_]   Check if Exchange is from beneficial
interest in a Restricted Global Note to beneficial interest in an Unrestricted Global Note. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global

Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the United States Securities Act of 1933, as amended (the "Securities Act"), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any State of the United States.

          (b) [_] Check if Exchange is from beneficial interest in a Restricted Global Note to Unrestricted Definitive Note. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any State of the United States.

          (c) [_] Check if Exchange is from Restricted Definitive Note to beneficial interest in an Unrestricted Global Note. In connection with the Owner's Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any State of the United States.

          (d) [_] Check if Exchange is from Restricted Definitive Note to Unrestricted Definitive Note. In connection with the Owner's Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any State of the United States.

     2. Exchange of Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes for Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes.

                (a)   [_]   Check if Exchange is from beneficial interest in a
Restricted Global Note to Restricted Definitive Note. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that (i) the Restricted Definitive Note is being acquired for the Owner's own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any State of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.

                (b)   [_]   Check if Exchange is from Restricted Definitive Note
to beneficial interest in a Restricted Global Note. In connection with the Exchange of the Owner's Restricted Definitive Note for a beneficial interest in the: [CHECK ONE] [_] 144A Global Note, [_] Reg S Global Note, or [_] Rule 501 Global Note with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any State of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company.





______________________________

[Insert Name of Owner]






By:___________________________

  Name:

  Title:





Dated:_______________________

                                    EXHIBIT D

                       FORM OF CERTIFICATE FROM ACQUIRING

                       INSTITUTIONAL ACCREDITED INVESTOR




Mohawk Industries, Inc.
160 So. Industrial Blvd.
Calhoun, Georgia  30703
Attention: Chief Financial Officer

Wachovia Bank, National Association
999 Peachtree Street NE GA 9094
Suite 1100
Atlanta, Georgia 30309
Attention: Corporate Trust Administration

          Re: [6.50% Notes due 2007] [7.20% Notes due 2012]

Ladies and Gentlemen:

          Reference is hereby made to the Indenture, dated as of April 2, 2002 (the "Indenture"), by and between Mohawk Industries, Inc., as issuer (the "Company") and Wachovia Bank, National Association, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

          In connection with our proposed purchase of $____________ aggregate principal amount of: (a) a beneficial interest in a Global Note, or (b) a Definitive Note, we confirm that:

          1. We understand that any subsequent transfer of the Notes or any interest therein is subject to certain restrictions and conditions set forth in the Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes or any interest therein except in compliance with, such restrictions and conditions and the United States Securities Act of 1933, as amended (the "Securities Act").

          2. We understand that the offer and sale of the Notes have not been registered under the United States Securities Act of 1933, and that the Notes may not be offered, sold, pledged or otherwise transferred except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that we will not offer, sell, pledge or otherwise transfer the Notes, except (A) by the initial investor
(1) to a person whom the seller reasonably believes is a qualified institutional buyer within the meaning of Rule 144A under the

Securities Act purchasing for its own account or for a qualified institutional buyer in a transaction meeting the requirements of Rule 144A, (2) in an offshore transaction complying with Rule 903 or 904 of Regulation S under the Securities Act, (3) pursuant to an exemption from registration under the Securities Act provided by Rule 144 thereunder (if available) or (4) pursuant to an effective registration statement under the Securities Act, and (B) by subsequent investors, as set forth in (A) above, and, in addition, to an institutional accredited investor in a transaction exempt from the registration requirements of the Securities Act, in each case, in accordance with all applicable securities laws of the United States and we further agree to notify any purchaser of the Notes from us of the resale restrictions referred to above.

          3. We understand that, on any proposed resale of the Notes or beneficial interest therein, we will be required to furnish to you and the Company such certifications, legal opinions and other information as you and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend to the foregoing effect. We further understand that any subsequent transfer by us of the Notes or beneficial interest therein acquired by us must be effected through one of the Initial Purchasers.

          4. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

          5. We are acquiring the Notes or beneficial interest therein purchased by us for our own account or for one or more accounts (each of which is an institutional "accredited investor") as to each of which we exercise sole investment discretion.

          You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.






_____________________________________           Dated: __________________, ____

[Insert Name of Accredited Investor]







By:_______________________________

Name:

Title: